   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1998

                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
    UNITED HEALTHCARE              MINNESOTA                 41-1321939
       CORPORATION                 DELAWARE                  APPLIED FOR
      UHC CAPITAL I                DELAWARE                  APPLIED FOR
     UHC CAPITAL II                DELAWARE                  APPLIED FOR
     UHC CAPITAL III               DELAWARE                  APPLIED FOR
     UHC CAPITAL IV             (STATE OR OTHER           (I.R.S. EMPLOYER
     (EXACT NAME OF              JURISDICTION            IDENTIFICATION CODE)
       REGISTRANT             OR INCORPORATION OR
   AS SPECIFIED IN ITS           ORGANIZATION)
        CHARTER)
            300 OPUS CENTER                     DAVID J. LUBBEN, ESQ.
          9900 BREN ROAD EAST                      300 OPUS CENTER
      MINNETONKA, MINNESOTA 55343                9900 BREN ROAD EAST
            (612) 936-1300                   MINNETONKA, MINNESOTA 55343
   (ADDRESS, INCLUDING ZIP CODE, AND               (612) 936-1300
           TELEPHONE NUMBER,            (NAME, ADDRESS AND TELEPHONE NUMBER,
 INCLUDING AREA CODE, OF REGISTRANT'S     INCLUDING AREA CODE, OF AGENT FOR
     PRINCIPAL EXECUTIVE OFFICES)                     SERVICE)
                                   COPY TO:
                         PATRICK F. COURTEMANCHE, ESQ.
                             DORSEY & WHITNEY LLP
                            PILLSBURY CENTER SOUTH
                            220 SOUTH SIXTH STREET
                       MINNEAPOLIS, MINNESOTA 55402-4302
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED         PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM          MAXIMUM        AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE AGGREGATE OFFERING REGISTRATION
       REGISTERED           REGISTERED    PER UNIT (1)     PRICE (1)(2)        FEE
---------------------------------------------------------------------------------------
 Senior Debt Securities,
  Subordinated Debt
  Securities and Junior
  Subordinated Debt
  Securities
  (collectively, "Debt
  Securities") of United
  HealthCare Corporation
  (3)(4), Preferred
  Stock (5), Depositary
  Shares (5), Common
  Stock (5)(6),
  Securities Warrants
  (7), Preferred
  Securities of UHC
  Capital I, II, III and
  IV (severally
  "Preferred
  Securities") and
  Guarantees of
  Preferred Securities
  of UHC Capital I, II,
  III and IV by United
  HealthCare Corporation
  (8) (the "Guarantees,"
  and together with the
  Debt Securities,
  Preferred Stock,
  Depositary Shares,
  Common Stock,
  Securities Warrants
  and Preferred
  Securities, the
  "Securities").........  $1,050,000,000      100%      $1,050,000,000(3)  $291,900(9)
---------------------------------------------------------------------------------------

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                                             (Footnotes continued on next page)
                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately or together with other securities registered hereby.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).
(3) In the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities in U.S. dollars at the spot exchange rate in effect on the date such Debt Securities are initially offered to the public.
(4) The Debt Securities to be offered hereunder will consist of one or more series of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, or any thereof, as more fully described herein.
(5) Such indeterminate number of shares of Preferred Stock, Depositary Shares and Common Stock, as may be issued from time to time at indeterminate prices.
(6) The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at-the-market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.
(7) Securities Warrants will represent rights to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock registered hereby. Because the Securities Warrants will provide a right only to purchase the Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares and Common Stock offered hereunder, no additional registration fee is required.
(8) In addition to the Guarantees and the Junior Subordinated Debt Securities, United HealthCare Corporation is also registering under this Registration Statement certain other back-up obligations of United HealthCare Corporation. Such back-up obligations include its obligations under the Junior Subordinated Indenture (as defined) and under the relevant Trust Agreement (as defined) of each of UHC Capital I, II, III and IV (the "Trusts") pursuant to which United HealthCare Corporation will agree, among other things, to pay all debts and obligations (other than with respect to the Preferred Securities and the Common Securities) of the relevant Trust, and all costs or expenses of the relevant Trust, including all fees, expenses and taxes of such Trust. No separate consideration will be received by United HealthCare Corporation for the Guarantees or such other back-up obligations. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees" in the Prospectus included herein.
(9) The amount of Securities being carried forward from Registration Statement No. 333-44569 pursuant to Rule 429 is $200 million, and United HealthCare Corporation previously paid a filing fee with respect to such Securities of $59,000 (calculated at the rate in effect at the time such Registration Statement was filed).

  Pursuant to Rule 429, the Prospectus contained in this Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-44569 of United HealthCare Corporation (the "Prior Registration Statement"). The amount of Securities eligible to be sold under the Prior Registration Statement ($200 million as of October 22, 1998) shall be carried forward to this Registration Statement. Such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933. The amount of the filing fee associated with such Securities that was previously paid with the Prior Registration Statement is $59,000.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 1998.
PROSPECTUS


UNITED HEALTHCARE CORPORATION
300 OPUS CENTER
9900 BREN ROAD EAST
MINNETONKA, MINNESOTA 55343
(612) 936-1300
                                 $1,250,000,000

                         UNITED HEALTHCARE CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                               DEPOSITARY SHARES
                              SECURITIES WARRANTS

                                 UHC CAPITAL I
                                 UHC CAPITAL II
                                UHC CAPITAL III
                                 UHC CAPITAL IV

                              PREFERRED SECURITIES

   FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS, BY
                         UNITED HEALTHCARE CORPORATION

                               ----------------

We will provide the specific terms of these securities in supplements to this Prospectus.
You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.

                               ----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is       , 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that United HealthCare Corporation ("United HealthCare") and UHC Capital I, UHC Capital II, UHC Capital III and UHC Capital IV (the "Trusts") filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, United HealthCare may sell:

 . debt securities;

 . its preferred stock ("Preferred Stock");

 . its common stock ("Common Stock");

 . Depositary Shares (as defined under "DESCRIPTION OF DEPOSITARY SHARES"); and

 . Securities Warrants (as defined under "DESCRIPTION OF SECURITIES WARRANTS")

and the Trusts may sell:

 . preferred securities (representing undivided beneficial interests in the Trusts) to the public ("Preferred Securities"); and

 . common securities to United HealthCare ("Common Securities") in one or more offerings.

The Trusts will use the proceeds from sales of securities to buy series of junior subordinated debt securities from United HealthCare with terms that correspond to the Preferred Securities.

In the event that a Trust sells Preferred Securities under this Prospectus and uses the proceeds from such sale to buy junior subordinated debt securities from United HealthCare, United HealthCare:

 . will pay principal and interest on the junior subordinated debt securities, subject to the payment of its more senior debt;

 . may choose to distribute the junior subordinated debt securities pro-rata to the holders of the related Preferred Securities and Common Securities if it terminates a Trust; and

 . will fully and unconditionally guarantee the preferred securities based on:

  . its obligations to make payments on the junior subordinated debt securities;

  . its obligations under the guarantees (its payment obligations are subject to payment on all of its general liabilities); and

  . its obligations under the applicable Trust Agreements.

This Prospectus provides you with a general description of the securities. Each time we sell securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with the additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

The registration statement that contains this Prospectus (including the exhibits to the registration statement) contains additional information about United HealthCare and the Trusts and the securities offered under this Prospectus. That registration statement can be read at the Securities and Exchange Commission ("SEC") web site or at the SEC offices mentioned under the heading "WHERE YOU CAN FIND MORE INFORMATION."

                      WHERE YOU CAN FIND MORE INFORMATION

United HealthCare files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document United HealthCare files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. United HealthCare's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. United HealthCare's SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of United HealthCare's public filings at the New York Stock Exchange, you should call 1-212- 656-5060.

The SEC allows United HealthCare to "incorporate by reference" the information United HealthCare files with it, which means that United HealthCare can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that United HealthCare files with the SEC will automatically update this Prospectus. United HealthCare incorporates by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), until United HealthCare or any underwriters sell all of the securities:

 . Annual Report on Form 10-K for the year ended December 31, 1997;

 . Quarterly Reports on Form 10-Q for quarters ended March 31 and June 30,
  1998;

 . Current Reports on Form 8-K filed on May 29 and June 16, 1998; and

 . The description of United HealthCare's common stock contained in the registration statement on Form 8-A dated September 20, 1992, and any amendment or report filed for the purpose of updating such description filed after the date of this Prospectus and prior to the termination of this offering.

You may request a copy of these filings at no cost, by writing to or telephoning United HealthCare at the following address:

 United HealthCare Corporation
 300 Opus Center
 9900 Bren Road East
 Minnetonka, Minnesota 55343
 Attn: Investor Relations
 (612) 936-1300

You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. United HealthCare has not authorized anyone else to provide you with different information. United HealthCare is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                         UNITED HEALTHCARE CORPORATION

United HealthCare is a national leader offering health care coverage and related services to help people achieve improved health and well-being through all stages of life. United HealthCare operates in all 50 states, the District of Columbia, Puerto Rico and internationally. United HealthCare's products and services reflect a number of core capabilities, including medical information management, health benefit administration, care coordination, risk assessment and pricing, health benefit design and provider contracting. With these capabilities, United HealthCare is able to provide comprehensive health care management services through organized health systems and insurance products, including health maintenance organizations, point-of-service plans, preferred provider organizations and managed indemnity programs. United HealthCare also offers specialized health care management services and products such as behavioral health services, workers compensation and disability services, utilization review services, specialized provider networks, employee assistance programs, and knowledge and information services.

                                   THE TRUSTS

United HealthCare created Delaware business trusts pursuant to separate Trust Agreements executed by United HealthCare, as depositor, for each Trust and five appointed Trustees and the filing of a certificate of trust with the Delaware Secretary of State for each Trust. United HealthCare will file amended and restated trust agreements for each Trust ("Trust Agreements"), in the form filed as an exhibit to the Registration Statement, which will state the terms and conditions for each Trust to issue and sell its Preferred Securities and Common Securities.

The Trusts exist solely to:

 . issue and sell Preferred Securities and Common Securities;

 . use the proceeds from the sale of the Preferred Securities and Common
  Securities to purchase corresponding series of United HealthCare's junior subordinated debt securities ("Corresponding Junior Subordinated Debt Securities");

 . maintain their status as grantor trusts for federal income tax purposes; and

 . engage in other activities that are necessary or incidental to these purposes.

United HealthCare will purchase all of the Common Securities of each Trust. The Common Securities will represent an aggregate liquidation amount equal to at least 3% of each Trust's total capitalization. The Preferred Securities will represent the remaining 97% of each Trust's total capitalization. The Common Securities will have terms substantially identical to, and generally will rank equal in priority of payment with, the Preferred Securities. If United HealthCare defaults on the Corresponding Junior Subordinated Debt Securities, then distributions on the Common Securities will be subordinate to the Preferred Securities in priority of payment.

For each Trust, United HealthCare has appointed five Trustees (collectively, "Junior Subordinated Trustees") to conduct such Trust's business and affairs:

 . The Bank of New York ("Property Trustee");

 . The Bank of New York (Delaware) ("Delaware Trustee"); and

 . Three United HealthCare Officers ("Administrative Trustees").

As holder of the Common Securities, United HealthCare can replace or remove any of the Trustees. However, if an event of default occurs and is continuing under the Trust Agreements, only the holders of a majority in aggregate liquidation amount of the Preferred Securities may replace or remove the Property Trustee and the Delaware Trustee. Only United HealthCare can replace or remove the Administrative Trustees.

United HealthCare pays all fees and expenses related to the Trusts and the offering of the Preferred Securities and will pay all ongoing fees and expenses of the Trusts, except the Trusts' obligations under the Preferred Securities and Common Securities.

The Trusts have no separate financial statements. The statements would not be material to holders of the Preferred Securities because the Trusts have no independent operations. Each Trust exists solely for the reasons summarized above. The Preferred Securities will be fully and unconditionally guaranteed by United HealthCare as described under "DESCRIPTION OF THE GUARANTEES."

The principal executive offices of each Trust is c/o United HealthCare Corporation, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343 and the telephone number is (612) 936-1300.

                                USE OF PROCEEDS

Unless the applicable Prospectus Supplement states otherwise, the net proceeds from the sale of the securities offered by United HealthCare will be added to United HealthCare's general funds and may be used to:

 . meet United HealthCare's working capital requirements;

 . redeem or repurchase outstanding securities;

 . refinance debt; and/or

 . finance acquisitions.

If United HealthCare does not use the net proceeds immediately, it will temporarily invest them in short-term, interest-bearing obligations. Each Trust will use all proceeds received from the sale of its securities to purchase junior subordinated debt securities of United HealthCare.

  RATIO OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS

The Ratio of Earnings to Fixed Charges and of Earnings to Fixed Charges and Preferred Stock Dividends for each of the periods indicated is as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                  1997  1996 1995  1994  1993
                                                  ----- ---- ----- ----- -----
Ratio of Earnings to Fixed Charges............... 10.75 8.58 11.53 17.78 13.90
                                                  ===== ==== ===== ===== =====
Ratio of Earnings to Fixed Charges and Preferred
 Stock Dividends.................................  6.65 5.38  9.10 17.78 13.90
                                                  ===== ==== ===== ===== =====

For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items. Fixed charges represent interest expense, including amounts capitalized plus the interest factor in rental expense. For purposes of calculating the ratios of earnings to fixed charges and preferred stock dividends, fixed charges would then be combined with preferred stock dividend requirements, adjusted to a pretax basis, on the outstanding preferred stock of United HealthCare.

Earnings were insufficient to cover fixed charges by $470 million for the six months ended June 30, 1998. Excluding the realignment charge of $725 million taken by United HealthCare in the second quarter of 1998, the pro forma ratio of earnings to fixed charges would have been 7.21. Earnings were insufficient to cover fixed charges and preferred stock dividends by $493 million for the six months ended June 30, 1998. Excluding the realignment charge of $725 million taken by United HealthCare in the second quarter of 1998, the pro forma ratio of earnings to fixed charges and preferred stock dividends would have been 4.59.

For current information on these ratios, please see United HealthCare's most recent Form 10-K and 10-Q. See "WHERE YOU CAN FIND MORE INFORMATION."
                           DESCRIPTION OF SECURITIES

This Prospectus contains a summary of the senior debt securities ("Senior Debt Securities"), the subordinated debt securities ("Subordinated Debt Securities"), the junior subordinated debt securities issued to the Trusts (the "Junior Subordinated Debt Securities") (collectively, "Debt Securities"), the Preferred Stock, the Common Stock, the Depositary Shares, the Securities Warrants, the Preferred Securities and the Guarantee. Because these are summaries they do not contain all of the information that may be important to you. You should read (1) the senior indenture between United HealthCare and The Bank of New York, as trustee ("Senior Trustee"), related to the issuance of the Senior Debt Securities ("Senior Indenture"), (2) the subordinated indenture between United HealthCare and the Bank of New York, as trustee ("Subordinated Trustee"), related to the issuance of the Subordinated Debt Securities ("Subordinated Indenture"), (3) the junior subordinated indenture between United HealthCare and The Bank of New York, as trustee ("Junior Subordinated Trustee"), related to the issuance of the Junior Subordinated Debt Securities ("Junior Subordinated Indenture"), (4) the Certificate of Designations, Performances and Rights of Preferred Stock, (5) the Deposit Agreement (as defined herein), (6) the Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement and the Debt Securities Warrant Agreement (in each case as defined herein, and collectively, the "Securities Warrant Agreements"), (7) the Trust Agreement, (8) the guarantee of the Preferred Securities by United HealthCare ("Guarantee"), and (9) the applicable

Prospectus Supplement for the material terms and conditions of each security. Forms of the documents listed in (1) through (8) are filed as exhibits to the registration statement, which includes this Prospectus.

                         DESCRIPTION OF DEBT SECURITIES

DESCRIPTION OF SENIOR DEBT SECURITIES

This section describes the general terms and provisions of the Senior Debt Securities that may be offered by this Prospectus. The Prospectus Supplement will describe the specific terms of the series of the Senior Debt Securities offered under that Prospectus Supplement and any general terms outlined in this section that will not apply to those Senior Debt Securities.

The Senior Debt Securities will be issued under the Senior Indenture. The Senior Indenture will be qualified under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"). The form of the Senior Indenture has been filed as an exhibit to the registration statement.

This section summarizes certain terms and provisions of the Senior Indenture. The summary is not complete. You should read the form of Senior Indenture for additional information before you buy any Senior Debt Securities. Capitalized terms used but not defined under "DESCRIPTION OF DEBT SECURITIES--Description of Senior Debt Securities" have the meanings specified in the Senior Indenture.

GENERAL

The Senior Debt Securities may be issued from time to time in one or more series. Senior Debt Securities issued under the Senior Indenture will be issued as part of a series that United HealthCare has established pursuant to the Senior Indenture. The amount of Senior Debt Securities offered by this Prospectus will be limited to the amount of securities set forth on the cover of this Prospectus that United HealthCare has not already issued or reserved for issuance. The Senior Indenture will not limit the aggregate principal amount of Senior Debt Securities which United HealthCare may issue under the Senior Indenture.

The Senior Debt Securities will be unsecured and will rank equally with other unsecured, unsubordinated indebtedness of United HealthCare.

Unless the applicable Prospectus Supplement indicates otherwise, the Senior Debt Securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Senior Debt Securities may be issued in the form of one or more global securities, as described below under "Global Senior Debt Securities."

There will be no service charge for any registration of transfer or exchange of the Senior Debt Securities, but United HealthCare may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Senior Debt Securities.

Senior Debt Securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. If a Senior Debt Security is an original issue discount security, that means that an amount less than the principal amount of the Senior Debt Security will be due and payable upon a declaration of acceleration of the maturity of the Senior Debt Security pursuant to the Senior Indenture. The applicable Prospectus Supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

United HealthCare will designate a place of payment where you can receive payment of the principal of and any premium and interest on the Senior Debt Securities or transfer the Senior Debt Securities. Unless otherwise set forth in the applicable Prospectus Supplement, United HealthCare will pay interest on the Senior Debt Securities to the person listed as the owner of the Senior Debt Securities in the Security Register at the close of business on the regular record date for the applicable interest payment date. Defaulted interest, however, may be paid to holders as of special record dates established in the manner set forth in the Senior Indenture.

A Prospectus Supplement relating to a series of Senior Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

 . the title and type of the Senior Debt Securities;

 . any limit on the total principal amount of the Senior Debt Securities;

 . the person to whom any interest on the Senior Debt Securities will be payable, if other than the person in whose name they are registered on the regular record date for such interest;

 . the date or dates on which the principal of and premium, if any, on the Senior Debt Securities will be payable;

 . the interest rate on the Senior Debt Securities; the date from which interest will accrue; the record and interest payment dates on the Senior Debt Securities; any circumstances under which United HealthCare may defer interest payments; and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

 . the place or places where the principal of and premium, if any, and interest on the Senior Debt Securities will be payable and the Senior Debt Securities may be surrendered for registration of transfer or exchange;

 . any applicable redemption provisions that would permit United HealthCare to elect redemption of the Senior Debt Securities prior to their final maturity;

 . any sinking fund provisions that would obligate United HealthCare to redeem the Senior Debt Securities prior to their final maturity;

 . whether the Senior Debt Securities will be convertible into or exchangeable for shares of Common Stock, and if so, the terms and conditions upon which such Senior Debt Securities will be so convertible or exchangeable;

 . the identity of each Security Registrar and Paying Agent, if other than or in addition to the Senior Trustee;

 . if the amount of principal of or any premium or interest on the Senior Debt
  Securities may be determined by reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

 . the denominations in which the Senior Debt Securities will be issued;

 . any changes to or additional events of default under the Senior Indenture or covenants, and any change in the right of the Senior Trustee or the holders to declare the principal of or any premium or interest on the Senior Debt Securities due and payable;

 . if less than the principal amount, the portion of the principal payable upon acceleration of the Senior Debt Securities following an event of default;

 . whether the Senior Debt Securities are to be issued in whole or in part in the form of one or more global securities;

 . whether the provisions described under the heading "Defeasance" below apply to the Senior Debt Securities;

 . the name and address of the Senior Trustee with respect to the Senior Debt
  Securities; and

 . any other terms of the Senior Debt Securities.

REDEMPTION

The Prospectus Supplement relating to any offered Senior Debt Securities will specify the provisions, if any, for redemption of such Senior Debt Securities at the option of United HealthCare.

Except as set forth in the Prospectus Supplement with respect to any offered Senior Debt Securities, United HealthCare is not required to make mandatory redemption or sinking fund payments with respect to the Senior Debt Securities. The Prospectus Supplement relating to any offered Senior Debt Securities will specify the provisions, if any, regarding sinking fund provisions related to such Senior Debt Securities. The Senior Indenture provides that United HealthCare may deliver outstanding Senior Debt Securities of like tenor of a series (other than any previously called for redemption) and may apply as a credit Senior Debt Securities of like tenor of a series which have been redeemed either at the election of United HealthCare pursuant to the terms of such Senior Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Senior Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Senior Debt Securities of like tenor of such series required to be made pursuant to the terms of such Senior Debt Securities as provided for by the terms of such series.

The Senior Indenture provides that, if less than all of the Senior Debt Securities of any series are to be redeemed at any time, selection of Senior Debt Securities for redemption will be made by the Senior Trustee on a pro rata basis (and in such manner as complies with applicable legal and stock exchange requirements, if any), or by such other method as the Senior Trustee shall deem fair and appropriate. Portions of the Senior Debt Securities selected for redemption shall be in amounts of $1,000 or in multiples of $1,000, except that if all of the Senior Debt Securities of a holder are to be redeemed, the entire outstanding amount shall be redeemed.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Senior Debt Securities to be redeemed at its registered address. If any Senior Debt Security is to be redeemed in part only, the notice of redemption that relates to such Senior Debt Security shall state the portion of the principal amount of such Senior Debt Security to be redeemed. A new Senior Debt Security of like tenor and series in principal amount equal to the unredeemed portion of the original Senior Debt Security, if any, will be issued in the name of the holder of the new Senior Debt Security upon cancellation of the original Senior Debt Security.

On and after the redemption date, interest will no longer accrue on Senior Debt Securities or portions of them called for redemption unless United HealthCare defaults in the payment of the redemption price and accrued interest.

REPURCHASE AT THE OPTION OF HOLDERS

Unless otherwise set forth in the Prospectus Supplement with respect to any offered Senior Debt Securities, the Senior Indenture does not contain provisions that require United HealthCare to repurchase Senior Debt Securities at the option of the holders of such Senior Debt Securities.

The Senior Indenture provides that, if repurchase rights are provided for in a Prospectus Supplement and amounts deposited in connection with all such repurchase rights are insufficient to pay the repurchase price of all Senior Debt Securities of the applicable series having such repurchase rights, the Senior Trustee shall select Senior Debt Securities to be repurchased on a pro rata basis among all holders of such series of Senior Debt Securities having such repurchase rights and exercising the option to elect repurchase (and in such manner as complies with any applicable legal and stock exchange requirements).

CONVERSION AND EXCHANGE

If any offered Senior Debt Securities are convertible into Common Stock at the option of the holders or exchangeable for Common Stock at the option of United HealthCare, the Prospectus Supplement relating to such Senior Debt Securities will include the terms and conditions governing such conversions and exchanges.

CERTAIN DEFINITIONS

Set forth below are certain defined terms used in the Senior Indenture. Please refer to the Senior Indenture for full definitions of all such terms.

"Capital Stock" means (1) in the case of a corporation, corporate stock including, without limitation, common stock and preferred stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership, partnership interests (whether general or limited) and (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

"Consolidated Net Worth" means, with respect to any person as of any date, the sum of (1) the consolidated equity of the common shareholders of such person and its consolidated Subsidiaries as of such date plus (2) the respective amounts reported on such person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Senior Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person, and (b) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

"Default" means any event that is or with the passage of time or the giving of notice or both would be an event of default under the Senior Indenture.

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of such Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the applicable Senior Debt Securities mature.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

"Indebtedness" means indebtedness for money borrowed.

"Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

"Principal Property" means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting United HealthCare's principal corporate office or any other discrete facility of United HealthCare and its Subsidiaries (whether owned at the date of initial issuance of the applicable Senior Debt Securities or thereafter acquired), provided in each case that such facility:

 . is owned by United HealthCare or any Subsidiary;

 . is located within any of the present 50 states of the United States of America or the District of Columbia;

 . has not been determined in good faith by United HealthCare's Board of Directors not to be of material importance to the business conducted by United HealthCare and its Subsidiaries taken as a whole; and

 . has a book value as on the date as of which the determination is being made in excess of 5% of the Consolidated Net Worth of United HealthCare as of the most recent quarterly consolidated balance sheet of United HealthCare prepared in accordance with GAAP.

"Restricted Subsidiary" means each Subsidiary as of the date of the Senior Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of the Board of Directors of United HealthCare before, or within 120 days following, such creation or acquisition.

"Subsidiary" means, with respect to any person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof), with certain exceptions.

CERTAIN COVENANTS

LIMITATION ON LIENS. Unless the applicable Prospectus Supplement indicates otherwise and except as otherwise indicated below, the Senior Indenture for any Senior Debt Securities will provide that United HealthCare will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist:

 . any Lien upon any stock or indebtedness of any Restricted Subsidiary, whether owned on the date of the Senior Indenture or thereafter acquired, to secure any Indebtedness of United HealthCare or any other person (other than the Senior Debt Securities); or

 . any Lien upon any Principal Property, whether owned or leased on the date of the Senior Indenture, or thereafter acquired, to secure any Indebtedness of United HealthCare or any other person (other than the Senior Debt Securities), without in any such case making effective provision to secure all the outstanding Senior Debt Securities equally and ratably with such Indebtedness.

There will be excluded from the restriction referred to in the preceding paragraph the following Liens ("Permitted Liens"):

 . any Lien upon property, stock or indebtedness of an entity existing at the time such entity becomes a Restricted Subsidiary;

 . any Lien upon property, stock or indebtedness existing at the time of the acquisition thereof by United HealthCare or a Restricted Subsidiary (whether directly or by merger, consolidation or otherwise) or granted to secure payment of any part of the purchase price thereof or granted to secure any Indebtedness incurred to finance the purchase thereof (provided that such Indebtedness is incurred before, concurrently with or within 270 days after the completion of such purchase);

 . any Lien upon property to secure any part of the cost of development, construction, alteration, repair or improvement of such property or granted to secure Indebtedness incurred to finance such cost (provided that such Indebtedness is incurred before, concurrently with or within 270 days after the completion of such development, construction, alteration, repair or improvement);

 . any Lien securing Indebtedness of a Restricted Subsidiary owing to United
  HealthCare or to another Restricted Subsidiary;

 . any Lien existing on the date of initial issuance of the applicable Senior
  Debt Securities;

 . any Lien on property of United HealthCare or a Restricted Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute, rule or regulation; and

 . any extension, renewal or replacement, in whole or in part, of any Lien referred to in the foregoing six bullet points; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement; and provided, further, that such Lien shall be limited to all or part of the property which was subject to the Lien so extended, renewed or replaced.

Notwithstanding the two preceding paragraphs, United HealthCare may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any stock or indebtedness of any Restricted Subsidiary or upon any Principal Property without equally and ratably securing the Senior Debt Securities if the aggregate amount of all Indebtedness then outstanding secured by such Lien and all similar Liens does not exceed 10% of the Consolidated Net Worth of United HealthCare as of the most recent quarterly consolidated balance sheet of United HealthCare prepared in accordance with GAAP; provided, that Indebtedness secured by Permitted Liens shall not be included in the amount of such secured Indebtedness.

MERGER, CONSOLIDATION, OR SALE OF ASSETS. The Senior Indenture provides that United HealthCare may not merge with another company or sell or lease all of its property to another company unless:

 . United HealthCare is the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the Senior Debt Securities and the performance and observance of all the covenants and conditions of the Senior Indenture binding on United HealthCare;

 . immediately after such transaction, United HealthCare, or the successor corporation, is not in default in the performance of a covenant or condition in the Senior Indenture; and

 . United HealthCare, or the successor corporation, will have Consolidated Net
  Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of United HealthCare immediately preceding the transaction.

REPORTS. The Senior Indenture provides that so long as any Senior Debt Securities are outstanding, United HealthCare will file with the Senior Trustee and furnish to the holders of Senior Debt Securities all current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K and all proxy statements that it files with the SEC. If United HealthCare no longer is subject to Section 13 or 15(d) of the Exchange Act, it will not be obligated to provide these reports to the trustee and holders.

ABSENCE OF CERTAIN COVENANTS. The Prospectus Supplement relating to any offered Senior Debt Securities will specify any additional restrictive covenants applicable to such Senior Debt Securities. The Senior Indenture does not contain provisions permitting the holders of Senior Debt Securities to require United HealthCare to repurchase or redeem such Senior Debt Securities in the event of a takeover, recapitalization or similar restructuring, highly leveraged transaction, or downgrading of United HealthCare's debt ratings.

EVENTS OF DEFAULT; REMEDIES

The Senior Indenture provides that each of the following constitutes an event of default with respect to the Senior Debt Securities of any series issued pursuant to the Senior Indenture:

 . failure to pay interest on any Senior Debt Security of that series for 30 days after the payment is due;

 . failure to pay the principal of or premium, if any, on any Senior Debt
  Security of that series when due;

 . failure to deposit any mandatory sinking fund payment, when due on Senior
  Debt Securities of that series;

 . failure to comply with the provisions described above under the heading
  "Certain Covenants--Merger, Consolidation, or Sale of Assets;"

 . failure by United HealthCare to comply with any of its other agreements in the Senior Indenture or such Senior Debt Securities for 60 days after notice from the Senior Trustee or holders of at least 25% of the principal amount of the outstanding Senior Debt Securities of that series;

 . certain events of bankruptcy or insolvency with respect to United HealthCare or any of its Subsidiaries and

 . any other event of default that may be specified for the Senior Debt
  Securities of that series when that series is created.

If an event of default under the Senior Indenture occurs on outstanding Senior Debt Securities of a particular series and continues, the Senior Trustee or holders of at least 25% of that series' Senior Debt Securities may declare the principal amount of all Senior Debt Securities in the series to be due and payable immediately. Under certain circumstances, holders of a majority of the Senior Debt Securities in the series may rescind that declaration.

Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to United HealthCare or any of its Subsidiaries, all principal, premium, if any, and interest on outstanding Senior Debt Securities will become due and payable without further action or notice. The Senior Trustee may withhold from holders of the Senior Debt Securities of any series notice of any continuing default or event of default under the Senior Indenture (except a default or event of default in payment on any Senior Debt Security of any series or in the payment of any sinking fund installment with respect to such series) if it determines that withholding notice is in their interest.

In the case of any event of default under the Senior Indenture with respect to the Senior Debt Securities of any series occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of United HealthCare or any of its Subsidiaries the primary purpose of which was avoiding payment of the premium, if any, that United HealthCare would have had to pay with respect to such series if United HealthCare then had elected to redeem such Senior Debt Securities pursuant to the optional redemption provisions, if any, established in accordance with the Senior Indenture, an equivalent premium shall also become and be immediately due and payable if such Senior Debt Securities are repaid.

The holders of not less than a majority in principal amount of the outstanding Senior Debt Securities of any series by written notice to the Senior Trustee may waive an existing default or event of default with respect to such Senior Debt Securities and its consequences, except a continuing default or event of default in the payment of the principal of, premium, if any, or interest on any such Senior Debt Security held by a nonconsenting holder (other than a rescission of acceleration of such Senior Debt Securities by the holders of at least a majority in principal amount of such Senior Debt Securities and a waiver of the payment default resulting from such acceleration). Upon any such waiver, such default shall cease to exist, and any event of default with respect to such Senior Debt Securities arising from such default shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any future right with respect to such default.

Holders of a majority in principal amount of the outstanding Senior Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Senior Trustee with respect to such series. However, the Senior Trustee may refuse to follow any direction that conflicts with law or the Senior Indenture that the Senior Trustee determines may be unduly prejudicial to the rights of other holders of such Senior Debt Securities or that may involve the Senior Trustee in personal liability. The Senior Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

A holder of any Senior Debt Security of any series will have the right to institute any proceeding with respect to the Senior Indenture or for any remedy only if:

 . the holder gives written notice to the Senior Trustee of a continuing event of default under the Senior Indenture with respect to that series;

 . the holders of at least 25% in principal amount of the outstanding Senior
  Debt Securities of such series make a written request to the Senior Trustee to pursue the remedy;

 . such holder or holders offer, and if requested, provide the Senior Trustee indemnity satisfactory to the Senior Trustee against any loss, liability or expense;

 . the Senior Trustee does not comply with the request within 60 days after receiving the request and the offer and, if requested, the provision of indemnity; and

 . the Senior Trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding Senior Debt Securities of such series during such 60-day period.

The Senior Indenture also provides that a holder may not use the Senior Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

United HealthCare is required to deliver to the Senior Trustee an annual certificate, signed by an officer, about any default by United HealthCare under any provisions of the Senior Indenture.

CERTAIN PROVISIONS APPLICABLE TO SENIOR TRUSTEE

The Senior Indenture provides that prior to an event of default under the Senior Indenture, the Senior Trustee is required to perform only the specific duties stated in the Senior Indenture and, after an event of default under the Senior Indenture, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. In the absence of bad faith on its part, the Senior Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Senior Trustee and conforming to the requirements of the Senior Indenture. However, the Senior Trustee is required to examine such certificates and opinions to determine whether or not they conform to the requirements of the Senior Indenture.

The Senior Indenture provides that the Senior Trustee with respect to a series of Senior Debt Securities may resign at any time or may be removed by United HealthCare or by the holders of a majority in principal amount of the outstanding Senior Debt Securities of such series by notice delivered to the Senior Trustee and United HealthCare. The Senior Indenture also provides that the Senior Trustee must resign if it ceases to meet certain qualifications set forth in the Senior Indenture. In the event of a Senior Trustee's resignation or removal, United HealthCare or, if it fails to act, the holders of a majority in principal amount of the outstanding Senior Debt Securities of the applicable series, may appoint a successor Senior Trustee.

DEFEASANCE PROVISIONS

Under certain circumstances United HealthCare may be discharged from its obligations on a series of Senior Debt Securities at any time before the stated maturity if United HealthCare deposits with the Senior Trustee money or certain equivalents sufficient to pay principal and interest on the Senior Debt Securities. Under certain circumstances, United HealthCare also may be released from its obligations under certain covenants that are described in the Senior Indenture. One condition for such defeasance is that United HealthCare must deliver to the Senior Trustee an opinion of counsel that holders of the Senior Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

MODIFICATION AND AMENDMENT OF INDENTURE

Under the Senior Indenture, United HealthCare's rights and obligations and the rights of the holders of Senior Debt Securities may be changed. Certain changes require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of each series of Debt Securities affected by the modification or amendment. The following changes, however, may not be made without the consent of each holder of the outstanding Senior Debt Securities:

 . changes to the stated maturity date of the principal or any interest installment;

 . reductions in the principal amount or interest due;

 . changes to the place of payment or form of currency regarding payment of principal;

 . impairment of the right to institute suit for the enforcement of payment;

 . reduction of the stated percentage of holders necessary to modify the Senior
  Indenture; or

 . modifications to any of these requirements, or modifications to reduce the percentage of outstanding Senior Debt Securities necessary to waive compliance with certain provisions of the Senior Indenture or to waive certain defaults.

GLOBAL SENIOR DEBT SECURITIES

The Senior Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. The specific terms of the depositary arrangements with respect to a series of Senior Debt Securities will be described in the applicable Prospectus Supplement. See "BOOK-ENTRY ISSUANCE."

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

The Subordinated Debt Securities will be issued under the Subordinated Indenture. The form of Subordinated Indenture has been filed as an exhibit to the registration statement. The Subordinated Indenture will be qualified under the Trust Indenture Act. The provisions of the Subordinated Indenture are substantially identical in substance to the provisions of the Senior Indenture, except for (1) the covenant relating to the limitation on Liens, which is not included in the Subordinated Indenture, and (2) the subordination provisions described below, for which there are no counterparts in the Senior Indenture. See "DESCRIPTION OF DEBT SECURITIES--Description of Senior Debt Securities."

This section summarizes certain terms and provisions of the Subordinated Indenture. The summary is not complete. You should read the form of Subordinated Indenture for additional information before you buy any Subordinated Debt Securities. Capitalized terms used but not defined under "DESCRIPTION OF DEBT SECURITIES--Description of Subordinated Debt Securities" have the meanings specified in the Subordinated Indenture.

SUBORDINATION

Subordinated Debt Securities will be subordinate and subject in right of payment, in the manner and to the extent set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt. Upon any distribution to creditors of United HealthCare in a liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceeding involving United HealthCare, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due on or to become due on or in respect of all Senior Debt, before the holders of Subordinated Debt Securities are entitled to receive any payment or distribution of any kind, whether in cash, property or securities, by set off or otherwise

(including any payment or distribution which may be payable or deliverable by reason of the payment of any Junior Subordinated Debt) on account of the principal of (and premium, if any) or interest on the Subordinated Debt Securities or on account of any purchase, redemption or other acquisition of Subordinated Debt Securities by United HealthCare, any Subsidiary of United HealthCare, the Subordinated Trustee or any Paying Agent or on account of any other obligation of United HealthCare in respect of any Subordinated Debt Securities ("Securities Payments").

Until the Senior Debt is paid in full, any Securities Payment to which the holders of Subordinated Debt Securities or the Subordinated Trustee for their benefit would be entitled will be paid or delivered by United HealthCare or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt or their representative or representatives or the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued.

United HealthCare may not make any payments on the account of the Subordinated Debt Securities, or on account of the purchase or redemption or other acquisition of the Subordinated Debt Securities, if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any Senior Debt (a "Senior Payment Default").

In the event that the Subordinated Trustee receives any Securities Payment prohibited by the subordination provisions of the Subordinated Indenture, such payment will be held by such Subordinated Trustee in trust for the benefit of, and will immediately be paid over upon written request to, the holders of Senior Debt or their representative or representatives, or the trustee or trustees under any applicable indenture for application to the payment of Senior Debt. Such subordination will not prevent the occurrence of any event of default in respect of the Subordinated Debt Securities.

For purposes of the foregoing, "Securities Payments" will be deemed not to include:

 . a payment or distribution of stock or securities of United HealthCare provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to the same extent as, or to a greater extent than, the Subordinated Debt Securities are so subordinated as provided in the Subordinated Indenture; or

 . payments of assets from any defeasance trust which have been on deposit for 90 consecutive days without the occurrence of blockage of payment on any such series of Subordinated Debt Securities as described above.

By reason of the subordination of the Subordinated Debt Securities, in the event of the insolvency of United HealthCare, holders of Senior Debt may receive more, ratably, and holders of the Subordinated Debt Securities having a claim pursuant to such securities may receive less, ratably, than the other creditors of United HealthCare. There may also be interruption of scheduled interest and principal payments resulting from events of default on Senior Debt.

CERTAIN DEFINITIONS

Set forth below are certain defined terms used in the Subordinated Indenture. Please refer to the Subordinated Indenture for a full definition of all such terms.

"Junior Subordinated Debt" means any Indebtedness of United HealthCare created or evidenced by an instrument which expressly provides that such Indebtedness is subordinated in right of payment to the Subordinated Debt Securities.

"Senior Debt" means all Indebtedness of United HealthCare, except

 . Indebtedness under the Subordinated Debt Securities and Junior Subordinated
  Debt Securities; and

 . Indebtedness (including, without limitation, any Junior Subordinated Debt) created or evidenced by an instrument which expressly provides that such Indebtedness is subordinated in right of payment to any other Indebtedness of United HealthCare.

Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

  . any Indebtedness of United HealthCare to any of its Subsidiaries or certain other affiliates; and

  . any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted by the Subordinated Indenture).

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES RELATED TO THE ISSUANCE OF PREFERRED SECURITIES

GENERAL

The Junior Subordinated Debt Securities may be issued in one or more series pursuant to the Junior Subordinated Indenture. A series of Junior Subordinated Debt Securities initially will be issued to a Trust in connection with a Preferred Securities offering.

The Junior Subordinated Indenture will be qualified under the Trust Indenture Act. A form of the Junior Subordinated Indenture is filed as an exhibit to the registration statement relating to this Prospectus.

Unless otherwise set forth in the Prospectus Supplement with respect to any offered Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will rank equally with all other series of Junior Subordinated Debt Securities, will be unsecured and will be subordinate and junior in priority of payment to certain of United HealthCare's other indebtedness as described below under "Subordination." The Junior Subordinated Indenture does not limit the amount of Junior Subordinated Debt Securities which United HealthCare may issue, nor does it limit United HealthCare from issuing any other secured or unsecured debt.

The applicable Prospectus Supplement will describe the following terms relating to the Junior Subordinated Debt Securities:

 . the title;

 . any limit on the aggregate principal amount that may be issued;

 . whether or not the Junior Subordinated Debt Securities will be issued in global form, the terms and who the depositary will be;

 . the maturity date(s);

 . the annual interest rate(s) (which may be fixed or variable) or the method for
 determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable, United HealthCare's right, if any, to defer payment of interest and the maximum length of any such deferral period, compounding provisions and the record dates for interest payment dates or the method for determining such date(s);

 . the place(s) where payments shall be payable and where the Junior
  Subordinated Debt Securities may be presented for registration of transfer or exchange, and the place where notices and demands to or upon United HealthCare may be made;

 . period(s) within which or the date(s) on which, if any, and the price(s) at which, the Junior Subordinated Debt Securities may, pursuant to any optional redemption provisions, be redeemed at United HealthCare's option and other related terms and provisions;

 . the date(s), if any, on which, and the price(s) at which, United HealthCare or a holder is obligated to redeem, or purchase or repay, the Junior Subordinated Debt Securities and other related terms and provisions;

 . the denominations in which the Junior Subordinated Debt Securities will be issued, if other than denominations of $25 and any integral multiple thereof;

 . any additions, modification or deletions in the events of default or covenants, if any, other than those described in the Junior Subordinated Indenture;

 . the portion of the principal amount that shall be payable upon declaration of acceleration of the maturity;

 . any additions or changes as shall be necessary to permit or facilitate the issuance of a series of Junior Subordinated Debt Securities in bearer form, registrable or not registrable as to principal, and with or without coupons;

 . the index or indices used to determine the amount of payments and the manner in which such amounts will be determined;

 . the terms and conditions under which United HealthCare or a holder may convert or exchange the Junior Subordinated Debt Securities into Preferred Securities;

 . the form of the Trust Agreement and Guarantee;

 . the degree to which the Junior Subordinated Debt Securities will be senior or subordinated to other Junior Subordinated Debt Securities or other indebtedness of United HealthCare in right of payment; and

 . any other terms (which terms shall not be inconsistent with the Junior
  Subordinated Indenture).

Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and other special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

If the purchase price of any of the Junior Subordinated Debt Securities is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax consequences, specific terms and other information with respect to such issue of Junior Subordinated Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE

The Junior Subordinated Indenture provides that United HealthCare shall not consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person and no person shall consolidate with or merge into United HealthCare or convey, transfer or lease its properties and assets substantially as an entirety to United HealthCare, unless:

 . the successor person formed by such consolidation or with which or into which United HealthCare is merged or the person to which all or substantially all of United HealthCare's properties and assets are conveyed, transferred or leased is organized under the laws of the United States or any State or the District of Columbia and expressly assumes all of United HealthCare's obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture;

 . immediately after the transaction no event of default under the Junior
  Subordinated Indenture, and no event which, after notice or lapse of time or both, would become an event of default under the Junior Subordinated Indenture, shall have occurred and be continuing;

 . such transaction is permitted under the related Trust Agreement and the related Guarantee; and

 . certain other conditions prescribed in the Junior Subordinated Indenture are met.

EVENTS OF DEFAULT

The following are events of default under the Junior Subordinated Indenture with respect to any series of Junior Subordinated Debt Securities issued:

 . failure to pay interest when due within the terms set forth for a series of securities and such failure continues for 30 days and the time for payment has not been extended or deferred;

 . failure to pay the principal (or premium, if any) when due;

 . failure to observe or perform, in any material respect, any other covenant contained in the Junior Subordinated Indenture and such failure continues for a period of 90 days after United HealthCare receives notice from the Junior Subordinated Trustee or holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debt Securities of that series;

 . certain events of bankruptcy, insolvency or reorganization; and . any other event of default that may be specified for the Junior Subordinated
  Debt Securities of that series when that series is created.

The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Trustee. If an event of default under the Junior Subordinated Indenture of any series occurs and is continuing, the Junior Subordinated Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debt Securities of that series may declare the unpaid principal of and accrued interest, if any, to the date of acceleration on all the outstanding Junior Subordinated Debt Securities of that series to be due and payable immediately and, in the case of Corresponding Junior Subordinated Debt Securities, if the

Junior Subordinated Trustee or the holders of such Corresponding Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the related Preferred Securities shall have that right.

The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of the affected series may rescind a declaration of acceleration or waive the default if the default has been cured and a sum sufficient to pay all principal and interest due has been deposited with the Junior Subordinated Trustee. In the case of Corresponding Junior Subordinated Debt Securities, if the holders of such Corresponding Junior Subordinated Debt Securities fail to rescind such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the related Preferred Securities shall have that right.

The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of an affected series may waive any default or event of default under the Junior Subordinated Indenture with respect to such series and its consequences, except:

 . defaults or events of default regarding payment of principal, premium or interest, unless such default has been cured or a sum sufficient to pay all outstanding amounts of principal and interest has been deposited with the Junior Subordinated Trustee; or

 . provisions of the Junior Subordinated Indenture that cannot be modified without the consent of all the holders of the affected series.

The Junior Subordinated Indenture requires that United HealthCare periodically file certificates with the Junior Subordinated Trustee regarding its compliance with all conditions and covenants applicable to it under the Junior Subordinated Indenture.

OPTION TO EXTEND INTEREST PAYMENT DATES

If provided in the applicable Prospectus Supplement, United HealthCare may, at any time and from time to time during the term of any series of Junior Subordinated Debt Securities, defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement ("Extension Period"). However, no Extension Period may extend beyond the maturity date of such series of Junior Subordinated Debt Securities.

Certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities that permit Extension Periods will be described in the applicable Prospectus Supplement.

REDEMPTION

Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will not be subject to any sinking fund.

Unless otherwise indicated in the applicable Prospectus Supplement, United HealthCare has the option to redeem the Junior Subordinated Debt Securities of any series:

 . in whole at any time or in part from time to time; or

 . upon the occurrence of a Tax Event or Investment Company Event in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Investment Company Event.

Except as otherwise specified in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will be redeemed at the Redemption Price as defined on page 43. Junior Subordinated Debt Securities in denominations larger than $25 may be redeemed in part but only in integral multiples of $25.

"Tax Event" means that United HealthCare will have received an opinion of counsel (which may be counsel to United HealthCare or an affiliate but not an employee and which must be reasonably acceptable to the Property Trustee) experienced in such matters to the effect that, as a result of any:

 . amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

 . interpretation or application of such laws or regulations by any court, governmental agency or regulatory authority;

there is more than an insubstantial risk that:

 . a Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States federal income tax with respect to interest received on the Junior Subordinated Debt Securities;

 . interest payable by United HealthCare to the Trusts on the Junior
  Subordinated Debt Securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for United States federal income tax purposes; or

 . a Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

It has been reported that the Internal Revenue Service ("IRS") recently challenged another company's deduction for interest paid on a debt instrument similar in some respects to the Junior Subordinated Debt Securities and issued to entities similar to the Trusts. Based on available information, United HealthCare and the Trusts do not believe that this challenge will affect United HealthCare's ability to deduct interest payments on the Junior Subordinated Debt Securities. However, you should be aware that further developments favoring the IRS's challenge, or other unrelated developments, could cause a Tax Event. Laws and regulations have also been proposed in the past which, if adopted retroactively, could also cause a Tax Event.

An "Investment Company Event" means the receipt by United HealthCare and a Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, such Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940 ("Investment Company Act"), which change becomes effective on or after the original issuance of the Preferred Securities.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of redeemable Junior Subordinated Debt Securities at its registered address. Unless United HealthCare defaults in payment of the Redemption Price, on and after the date of redemption interest will cease to accrue on such Junior Subordinated Debt Securities or portions thereof called for redemption.

United HealthCare has the right to terminate any Trust at its option, which could include termination in the context of a Tax Event or an Investment Company Act. See "DESCRIPTION OF PREFERRED SECURITIES--Redemption or Exchange."

RESTRICTIONS ON CERTAIN PAYMENTS

United HealthCare will also covenant, as to each series of Junior Subordinated Debt Securities, that it will not, and will not permit any subsidiary of United HealthCare to (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of United HealthCare's capital stock, or (b) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of United HealthCare (including other Junior Subordinated Debt Securities) that rank equally with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by United HealthCare of the debt securities of any subsidiary of United HealthCare (including under other Guarantees) if such guarantee ranks equally or junior in interest to the Junior Subordinated Debt Securities, if at such time:

 . United HealthCare has actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the Junior Subordinated Indenture and United HealthCare shall not have taken reasonable steps to cure such event of default;

 . such Junior Subordinated Debt Securities are held by a Trust that is the issuer of a series of related Preferred Securities and United HealthCare is in default with respect to its payment obligations under the Guarantee relating to such related Preferred Securities; or

 . United HealthCare shall have given notice of its selection of an Extension
  Period with respect to the Junior Subordinated Debt Securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

If an event of default under the Junior Subordinated Indenture has occurred and is continuing and such event is attributable to the failure of United HealthCare to pay interest or principal on the related Junior Subordinated Debt Securities when due, you may institute a legal proceeding directly against United HealthCare for enforcement of payment of the principal of or interest on such related Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of your Preferred Securities ("Direct Action"). United HealthCare may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without your prior written consent. If the right to bring a Direct Action is removed, the applicable Trust may become subject to the reporting obligations under the Exchange Act. United HealthCare shall have the right under the Junior Subordinated Indenture to set-off any payment made to you in connection with a Direct Action.

You would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debt Securities unless there shall have been an event of default under the Trust Agreement. See "DESCRIPTION OF PREFERRED SECURITIES--Events of Default; Notice."

If an event of default under the Junior Subordinated Indenture shall occur and be continuing as to a series of Corresponding Junior Subordinated Debt Securities, the Property Trustee will have the right to declare the principal of and interest on such Corresponding Junior Subordinated Debt Securities to be due and payable, and to enforce any other rights as a creditor with respect to such Junior Subordinated Debt Securities.

MODIFICATION OF INDENTURE

United HealthCare and the Junior Subordinated Trustee may change the Junior Subordinated

Indenture without your consent with respect to certain matters, including:

 . to fix any ambiguity, defect or inconsistency, provided that such change does not materially adversely affect the interests of any holder of Junior Subordinated Debt Securities of any series or, in the case of Corresponding Junior Subordinated Debt Securities, your interest as a holder of any related Preferred Securities; and

 . to qualify or maintain the qualification of the Junior Subordinated
  Indenture under the Trust Indenture Act.

In addition, under the Junior Subordinated Indenture, United HealthCare's rights and obligations and the rights of holders of the Junior Subordinated Debt Securities may be changed by United HealthCare and the Junior Subordinated Trustee with the written consent of the holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of each series that is affected. However, United HealthCare and the Junior Subordinated Trustee may not take the following actions without the consent of each holder of any outstanding Junior Subordinated Debt Securities affected:

 . change the maturity date of any series of Junior Subordinated Debt
  Securities, reduce the principal amount, or reduce the rate of interest or extend the time of payment;

 . reduce the percentage in principal amount of outstanding Junior Subordinated
  Debt Securities of any series necessary to modify the Junior Subordinated Indenture;

 . modify certain provisions of the Junior Subordinated Indenture relating to modification or waiver; or

 . modify the provisions of the Junior Subordinated Indenture relating to the subordination of outstanding Junior Subordinated Debt Securities in a manner adverse to the holders, provided that, in the case of Corresponding Junior Subordinated Debt Securities, so long as the related Preferred Securities are outstanding, no modification shall be made that adversely affects your interest as holders of any related Preferred Securities in any material respect.

In addition, United HealthCare and the Junior Subordinated Trustee may enter into any supplemental indenture for the purposes of creating any new series of Junior Subordinated Debt Securities, without the consent of the holders.

SATISFACTION AND DISCHARGE

The Junior Subordinated Indenture provides that when all Junior Subordinated Debt Securities of any series not previously canceled:

 . have become due and payable; or

 . will become due and payable within one year and

 (a) United HealthCare deposits with the Junior Subordinated Trustee money sufficient to pay and discharge all remaining indebtedness on the Junior Subordinated Debt Securities of that series;

 (b) delivers to the Junior Subordinated Trustee an opinion of counsel and an officers' certificate; and

 (c) complies with certain other Junior Subordinated Indenture requirements,

then the Junior Subordinated Indenture will cease to be of further effect and United HealthCare shall be deemed to have satisfied and discharged the Junior Subordinated Indenture.

CONVERSION OR EXCHANGE

If indicated in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of United HealthCare, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

If provided in the applicable Prospectus Supplement, United HealthCare shall have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debt Securities at the time that United HealthCare exercises its right to liquidate the related Trust and cause such Corresponding Junior Subordinated Debt Securities to be distributed to the holders of the related Preferred Securities and Common Securities in liquidation of the Trust, provided that it can extend the maturity only if certain conditions specified in the Prospectus Supplement are met at the time such election is made and at the time of such extension.

SUBORDINATION

The payment of the principal of and premium, if any, and any interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the Senior and Subordinated Debt (as defined below).

Upon any payment or distribution of assets to creditors upon United HealthCare's dissolution, liquidation, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior and Subordinated Debt will first be entitled to receive payment in full of the principal, premium or interest due before the holders of the Junior Subordinated Debt Securities, or in the case of Corresponding Junior Subordinated Debt Securities, the Property Trustee, on behalf of the holders, will be entitled to receive any payment or distribution.

In the event of acceleration of the maturity of any series of Junior Subordinated Debt Securities, the holders of Senior and Subordinated Debt will first be entitled to receive payment in full of all amounts due on such Senior and Subordinated Debt before holders of Junior Subordinated Debt Securities.

No payment by or on behalf of United HealthCare of principal, premium or interest on the Junior Subordinated Debt Securities, shall be made if, at the time of such payment, there exists:

 . a default in the payment of all or any portion of any Senior and Subordinated
  Debt or any other default pursuant to which the maturity of any Senior and Subordinated Debt has been accelerated; and

 . any judicial proceeding, relating to such defaults, shall be pending.

"Debt" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

 . every obligation of such person for money borrowed;

 . every obligation of such person evidenced by bonds, debt securities, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

 . every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

 . every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

 . every capital lease obligation of such person;

 . all indebtedness of such person, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

 . every obligation of the type referred to in the first through sixth bullets above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

"Senior and Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to United HealthCare whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of United HealthCare whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing such Debt or pursuant to which such Debt is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or to other Debt which ranks equally to, or subordinated to, the Junior Subordinated Debt Securities. However, Senior and Subordinated Debt shall not be deemed to include:

 . any Debt of United HealthCare which, when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to United HealthCare;

 . any Debt of United HealthCare to any of its subsidiaries;

 . Debt to any employee of United HealthCare; and

 . any other debt securities issued pursuant to the Junior Subordinated
  Indenture.

DENOMINATIONS, REGISTRATION, AND TRANSFER

The Junior Subordinated Debt Securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable Prospectus Supplement, in denominations of $25 and any integral multiple thereof.

At the option of the holder, subject to the terms of the Junior Subordinated Indenture and the limitations applicable to global securities described in the applicable Prospectus Supplement, Junior Subordinated Debt Securities of any series will be exchangeable for other Junior Subordinated Debt Securities of the same issue and series, in any authorized denomination of a like aggregate principal amount, of the same date of issuance and maturity and bearing the same interest rate.

Subject to the terms of the Junior Subordinated Indenture and the limitations applicable to global securities set forth in the applicable Prospectus Supplement, Junior Subordinated Debt Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by United HealthCare for such purposes.

Unless otherwise provided in the Prospectus Supplement, no service charge will be made for any registration of transfer or exchange, and upon payment of any taxes or other governmental charges. United HealthCare has appointed the Junior Subordinated Trustee as Security Registrar for the Junior Subordinated Debt Securities. Any transfer agent (in addition to the Security Registrar) initially designated by United HealthCare for any Junior Subordinated Debt Securities will be named in the applicable Prospectus Supplement. United HealthCare may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that United HealthCare will be required to maintain a transfer agent in each place of payment for the Junior Subordinated Debt Securities of each series.

If the Junior Subordinated Debt Securities of any series are to be redeemed, neither United HealthCare nor the Junior Subordinated Trustee will be required to:

 . issue, register the transfer of, or exchange any Junior Subordinated Debt
  Securities of that series during a period beginning on the business day that is 15 days before the day of mailing of a notice of redemption of any such Junior Subordinated Debt Securities that may be selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

 . transfer or exchange any Junior Subordinated Debt Securities so selected for redemption, except the unredeemed portion of any Junior Subordinated Debt Securities being redeemed in part.

GLOBAL JUNIOR SUBORDINATED DEBT SECURITIES

The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. The specific terms of the depositary arrangements with respect to a series of Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement. See "BOOK-ENTRY ISSUANCE."

PAYMENT AND PAYING AGENTS

Unless otherwise indicated in the applicable Prospectus Supplement, payment of the interest on any Junior Subordinated Debt Securities on any interest payment date will be made to the person in whose name such Junior Subordinated Debt Securities (or one or more predecessor securities) is registered at the close of business on the record date for such interest.

Principal of and any premium and interest on the Junior Subordinated Debt Securities of a particular series will be payable at the office of the Junior Subordinated Trustee in the City of New York or at the office of the paying agents designated by United HealthCare from time to time in the applicable Prospectus Supplement, except that unless otherwise indicated in the Prospectus Supplement, interest payments may be made by check mailed to the holder or transferred to an account maintained by such holder.

All moneys deposited with the Junior Subordinated Trustee or any paying agent, or then held by United HealthCare in trust, for the payment of the principal of or any premium or interest on any Junior Subordinated Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to United HealthCare, and you may thereafter look only to United HealthCare for payment thereof.

GOVERNING LAW

The Junior Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

INFORMATION CONCERNING THE JUNIOR SUBORDINATED TRUSTEE

The Junior Subordinated Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Junior Subordinated Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby.

CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

The Corresponding Junior Subordinated Debt Securities may be issued in one or more series of Junior Subordinated Debt Securities under the Junior Subordinated Indenture with terms corresponding to the terms of a series of related Preferred Securities. Concurrently with the issuance of each Trust's Preferred Securities, such Trust will invest the proceeds thereof and the consideration paid by United HealthCare for the related Common Securities in a series of Corresponding Junior Subordinated Debt Securities. Each series of Corresponding Junior Subordinated Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the related Preferred Securities and the Common Securities of such Trust and will rank equally with all other series of Junior Subordinated Debt Securities. As a holder of the related Preferred Securities for a series of Corresponding Junior Subordinated Debt Securities you will have rights in connection with modifications to the Junior Subordinated Indenture or upon occurrence of events of default under the Junior Subordinated Indenture described above under "Modification of Indenture" and "Events of Default," unless provided otherwise in the Prospectus Supplement for such related Preferred Securities.

Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of a Trust of related Preferred Securities shall occur and be continuing, United HealthCare has the option to redeem the related Junior Subordinated Debt Securities at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, at the Redemption Price. If a Trust continues to hold all the outstanding series of Corresponding Junior Subordinated Debt Securities, the proceeds of any such redemption will be used by such Trust to redeem the corresponding Preferred Securities and Common Securities in accordance with their terms. United HealthCare may not redeem a series of Corresponding Junior Subordinated Debt Securities in part, unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debt Securities of such series.

United HealthCare will covenant in the Junior Subordinated Indenture that if and so long as:

 . the Trust of the related series of Preferred Securities and Common Securities is the holder of all such Corresponding Junior Subordinated Debt Securities;

 . a Tax Event in respect of such Trust has occurred and is continuing; and

 . United HealthCare has elected, and has not revoked such election, to pay
  Additional Sums (as defined on page 44) in respect of such Preferred Securities and Common Securities,

United HealthCare will pay to such Trust such Additional Sums.

United HealthCare will also covenant:

 . to maintain directly or indirectly 100% ownership of the Common Securities of the Trust to which Corresponding Junior Subordinated Debt Securities have been issued (provided that certain successors which are permitted pursuant to the Junior Subordinated Indenture may succeed to United HealthCare's ownership of the Common Securities);

 . not to voluntarily terminate, wind-up or liquidate any Trust except (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to you in liquidation of such Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement; and

 . to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Trust to remain classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.

                         DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the Preferred Stock that may be offered by this Prospectus. The Prospectus Supplement will describe the specific terms of the series of the Preferred Stock offered under that Prospectus Supplement and any general terms outlined in this section that will not apply to that series of Preferred Stock.

This section summarizes certain terms and provisions of the Preferred Stock. The summary is not complete. United HealthCare has filed a form of Certificate of Designation, Preferences and Rights of Preferred Stock as an exhibit to the registration statement. You should read United HealthCare's second restated articles of incorporation and the Certificate of Designation, Preferences and Rights ("Certificate of Designation") relating to the applicable series of Preferred Stock for additional information before you buy any Preferred Stock.

GENERAL

Under United HealthCare's second restated articles of incorporation, as amended, United HealthCare is authorized to issue up to 10,000,000 shares of Preferred Stock, $.001 par value. At the date of this Prospectus, there were 500,000 shares of United HealthCare's 5.75% Series A Convertible Preferred Stock outstanding ("Series A Preferred"). United HealthCare's board of directors may issue from time to time additional shares of Preferred Stock in one or more series and with such relative rights and preferences and at such times and for such consideration as the board of directors may determine.

The board of directors may determine the following for each series of Preferred
Stock:

 . the number of shares and designation of such series;

 . dividend rights;

 . whether and upon what terms the shares will be redeemable;

 . whether and upon what terms the shares will have a sinking fund to be used to purchase or redeem the shares of such series;

 . whether and upon what terms the shares will be convertible;

 . the restrictions, if any, on the issue or reissue of any additional Preferred
  Stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series;

 . the rights of the holders of the shares of such series upon United
  HealthCare's dissolution or the distribution of United HealthCare's assets;
  and

 . the voting rights, if any, which will apply.

As described under "DESCRIPTION OF DEPOSITARY SHARES" below, United HealthCare may elect to offer Depositary Shares represented by Depositary Receipts. If United HealthCare so elects, each Depositary Share will represent a fractional interest (to be specified in the applicable Prospectus Supplement) in a share of Preferred Stock. If United HealthCare issues Depositary Shares representing interests in shares of Preferred Stock, those shares of Preferred Stock will be deposited with a Depositary (as defined on page 35).

The Preferred Stock will have the dividend, liquidation, redemption, voting and conversion and exchange rights described in this section unless the applicable Prospectus Supplement provides otherwise. You should read the Prospectus Supplement relating to the particular series of the Preferred Stock being offered for specific terms, including:

 . the title and liquidation preference of the Preferred Stock and the number of shares offered;

 . the initial public offering price at which United HealthCare will issue the Preferred Stock;

 . the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

 . any redemption or sinking fund provisions;

 . any conversion or exchange provisions;

 . whether we have elected to offer Depositary Shares as described under "DESCRIPTION OF DEPOSITORY SHARES" below; and

 . any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When United HealthCare issues shares of Preferred Stock, such shares will be fully paid and nonassessable (i.e., the full purchase price for the outstanding shares of Preferred Stock will have been paid and the holders of such shares will not be assessed any additional monies for such shares). The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by United HealthCare in the future (i.e., the holders of shares of Preferred Stock will have no right, as holders of shares of Preferred Stock, to buy any portion of those issued securities). The transfer agent and registrar for the Preferred Stock and any Depositary Shares will be specified in the applicable Prospectus Supplement.

DIVIDENDS

Subject to the preferential rights as to dividends of holders of any other capital stock of United HealthCare ranking prior to any series of the Preferred Stock, the holders of each series of Preferred Stock will be entitled to receive cash dividends, if declared by United HealthCare's board of directors or its duly authorized committee, out of the assets that United HealthCare can legally use to pay dividends. The Prospectus Supplement relating to a particular series of Preferred Stock will set forth the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable Prospectus Supplement will describe the formula used for determining the dividend rate for each dividend period. United HealthCare will pay dividends to the holders of record as they appear on United HealthCare's stock books on the record dates fixed by its board of directors or its duly authorized committee.

The applicable Prospectus Supplement will also state whether the dividends on any series of the Preferred Stock are cumulative or noncumulative. If United HealthCare's board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of Preferred Stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and United HealthCare will not be obligated to pay the dividend for that dividend period even if the board of directors declares a dividend on that series payable in the future.

United HealthCare's board of directors will not declare and pay a dividend on any United HealthCare stock ranking, as to dividends, equal with or junior to the Preferred Stock unless full dividends on the Preferred Stock have been declared and paid (or declared and sufficient money is set aside for payment). Until full dividends are paid (or declared and payment is set aside) on any capital stock of United HealthCare ranking equal with the Preferred Stock as to dividends ("Parity Dividend Stock"), then:

 . United HealthCare will declare any dividends pro rata among the Preferred
  Stock of each series offered under this Prospectus and any other series of Preferred Stock ranking equal to the Preferred Stock of each series offered under this Prospectus as to dividends (i.e., the dividends United HealthCare declares per share on each series of such Preferred Stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the Preferred Stock bear to each other);

 . other than such pro rata dividends, United HealthCare will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the Preferred Stock offered under this Prospectus as to dividends or upon liquidation (except dividends or distributions paid for with securities ranking junior to the Preferred Stock as to dividends and upon liquidation); and

 . United HealthCare will not redeem, purchase or otherwise acquire (or set aside money for a sinking fund for) any securities ranking junior to or equal with the Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for stock junior to the Preferred Stock as to dividends and upon liquidation).

REDEMPTION AND REPURCHASE

A series of the Preferred Stock may be redeemable, in whole or in part, at United HealthCare's option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, as described in the applicable Prospectus Supplement. Redeemed Preferred Stock will become authorized but unissued shares of Preferred Stock that United HealthCare may issue in the future.

If a series of the Preferred Stock is subject to mandatory redemption, the applicable Prospectus Supplement will specify the number of shares that United HealthCare will redeem each year and the redemption price. If shares of Preferred Stock are redeemed, United HealthCare will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The Prospectus Supplement also will specify whether the redemption price will be paid in cash or other property.

If fewer than all of the outstanding shares of any series of the Preferred Stock are to be redeemed, United HealthCare's board of directors will determine the number of shares to be redeemed. United HealthCare will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them (with adjustments to avoid redemption of fractional shares).

Even though the terms of a series of Preferred Stock may permit redemption of the Preferred Stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due, United HealthCare will not redeem less than all of the shares of such series of Preferred Stock until all dividends past due have been paid.

United HealthCare will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption (unless United HealthCare issues Depositary Shares representing interests in Preferred Stock, in which case United HealthCare will send a notice to the Depositary between 40 to 70 days prior to the date fixed for redemption). United HealthCare will mail the notices to the holders' addresses as they appear on United HealthCare's stock records. Each notice will state:

 . the redemption date;

 . the redemption price;

 . the place or places where holders can surrender the certificates for the Preferred Stock for payment of the redemption price; and

 . that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If United HealthCare redeems fewer than all shares of any series of the Preferred Stock held by any holder, it also will specify in the notice the number of shares to be redeemed from the holder.

If United HealthCare has given notice of the redemption and has provided the funds for the payment of the redemption price, then beginning on the redemption date:

 . the dividends on the shares of Preferred Stock called for redemption will no longer accrue;

 . such shares will no longer be considered outstanding; and

 . the holders will no longer have any rights as shareholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by United HealthCare. If United HealthCare redeems fewer than all of the shares represented by any certificate, it will issue a new certificate representing the unredeemed shares without cost to the holder.

CONVERSION AND EXCHANGE

If any series of offered Preferred Stock is convertible into Common Stock at the option of the holders or exchangeable for Common Stock at the option of United HealthCare, the Prospectus Supplement relating to such series will include the terms and conditions governing such conversions and exchanges.

RIGHTS UPON LIQUIDATION

Unless the applicable Prospectus Supplement states otherwise, if United HealthCare voluntarily or involuntarily liquidates, dissolves or winds up its business, the holders of shares of each series of the Preferred Stock will be entitled to receive:

 . liquidation distributions in the amount stated in the applicable Prospectus
  Supplement; and

 . all accrued and unpaid dividends (whether or not declared).

United HealthCare will pay these amounts to the holders of shares of each series of the Preferred Stock, and all amounts owing on any Preferred Stock ranking equally with such series of Preferred Stock as to distributions upon liquidation, out of its assets available for distribution to shareholders before any distribution is made to holders of any securities ranking junior to the series of Preferred Stock upon liquidation.

Neither a sale of all or substantially all of United HealthCare's property and assets, nor a consolidation or merger of United HealthCare, will be considered a dissolution, liquidation or winding up of United HealthCare's business.

If (1) United HealthCare voluntarily or involuntarily liquidates, dissolves or winds up its business and (2) the assets available for distribution to the holders of the Preferred Stock of any series and any other shares of United HealthCare stock ranking equal with such series as to any such distribution are insufficient to pay all amounts to which the holders are entitled, then United HealthCare will only make pro rata distributions to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of United HealthCare's business (i.e., the distributions United HealthCare pays to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of United HealthCare's business will bear the same relationship to each other that the full distributable amounts for which such holders are respectively entitled upon such dissolution, liquidation or winding up of United HealthCare's business bear to each other).

After United HealthCare pays the full amount of the liquidation distribution to which the holders of a series of the Preferred Stock are entitled, such holders will have no right or claim to any of United HealthCare's remaining assets.

VOTING RIGHTS

Unless otherwise provided in the Prospectus Supplement relating to an offered series of Preferred Stock, the holders of such Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law.

If such Preferred Stock is cumulative Preferred Stock, whenever dividends on such Preferred Stock are in arrears in an amount equal to at least six dividends (whether or not consecutive), the holders of such Preferred Stock (voting separately as a single class with all other affected classes or series of Parity Dividend Stock upon which like voting rights have been conferred and are then exercisable) will be entitled to vote for and elect two additional directors. Such right of the holders of such Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, until dividends in default on such outstanding shares of such Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence and to any continuing rights of holders of such Parity Dividend Stock). If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of such Preferred Stock (and of such Parity Dividend Stock, if any) entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of United HealthCare shall be increased by two, and the holders of such Preferred Stock (voting separately as a single class with all such Parity Dividend Stock, if any) shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated by virtue of the payment in full of all dividends in arrears (or such dividends shall have been declared and funds sufficient therefor set apart for payment).

In case of any vacancy occurring among the directors so elected by the holders of such Preferred Stock (and of such Parity Dividend Stock, if any), the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of such Preferred Stock (and of such Parity Dividend Stock, if any). If both directors so elected by the holders of such Preferred Stock (and of such Parity Dividend Stock, if any) shall cease to serve as directors before their terms shall expire, the holders of such Preferred Stock (and of such Parity Dividend Stock, if any) then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant. If holders of such Preferred Stock become entitled to vote for directors pursuant to the foregoing provisions, they will not have the right to cumulate their votes.

Unless otherwise provided in the Prospectus Supplement relating to an offered series of Preferred Stock, United HealthCare will not authorize, create or issue any shares of any other class or series of capital stock ranking senior to such Preferred Stock as to dividends or upon liquidation without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of such Preferred Stock.

As more fully described under "DESCRIPTION OF DEPOSITARY SHARES" below, if United HealthCare elects to provide for the issuance of Depositary Shares representing fractional interests in a share of Preferred Stock, the holders of each Depositary Share will be entitled to a fraction of a vote.

OUTSTANDING SERIES A PREFERRED

United HealthCare presently has authorized and outstanding 500,000 shares of Series A Preferred. Holders of Series A Preferred are entitled to receive a liquidation preference of $1,000 per share plus accrued and unpaid dividends in the event of any liquidation, dissolution or winding up of United HealthCare, whether voluntary or involuntary, and to receive cumulative cash dividends, payable quarterly, at the rate per year of 5.75% of the Series A Preferred's liquidation preference.

United HealthCare may redeem Series A Preferred at prices declining from 104.025% of the Series A Preferred's liquidation preference in 1998 to 100% thereof on and after October 1, 2005, plus accrued and unpaid dividends. If the Series A Preferred has not been redeemed or converted prior to October 1, 2005, United HealthCare is required to redeem the Series A Preferred on such date at a price equal to 100% of its liquidation preference plus accrued and unpaid dividends. The Series A Preferred is convertible into Common Stock at the option of the holder at a current conversion price of $49.477 per share of Common Stock, subject to adjustment in certain events.

If the equivalent of six or more quarterly dividends (whether or not consecutive) on the Series A Preferred are in arrears or if United HealthCare fails to make certain required mandatory redemptions of the Series A Preferred, the holders of the Series A Preferred, voting as a separate class, will become entitled to elect two directors to United HealthCare's Board of Directors. United HealthCare is not permitted to issue any Preferred Stock which ranks senior to the Series A Preferred as to dividends or distributions upon liquidation without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred. The consent of the holders of Series A Preferred is not required in order for United HealthCare to authorize or issue Preferred Stock which ranks on a parity with or junior to the Series A Preferred as to dividends or distributions upon liquidation.

For more information regarding the Series A Preferred, please refer to a copy of the certificate of designation establishing the Series A Preferred which is filed or incorporated by reference as an exhibit to United HealthCare's most recent Annual Report on Form 10-K.

                          DESCRIPTION OF COMMON STOCK

A description of United HealthCare's common stock is included in the registration statement on Form 8-A dated September 20, 1992, which is incorporated by reference. You may request a copy of this registration statement in the manner described under "WHERE YOU CAN FIND MORE INFORMATION."

                        DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the Depositary Shares (as defined below). The Prospectus Supplement will describe the specific terms of the Depositary Shares offered under that Prospectus Supplement and any general terms outlined in this section that will not apply to those Depositary Shares.

The form of Deposit Agreement, including the form of Depositary Receipt, has been filed as an exhibit to the registration statement.

This section summarizes certain terms and provisions of the Deposit Agreement, the Depositary Shares and the Depositary Receipts. The summary is not complete. You should read the forms of Deposit Agreement and Depositary Receipt relating to a series of Preferred Stock for additional information before you buy any Depositary Shares that represent Preferred Stock of such series.

GENERAL

United HealthCare may offer fractional interests in Preferred Stock, rather than full shares of Preferred Stock. In such an event, United HealthCare will provide for the issuance by a depositary to the public of receipts for depositary shares ("Depositary Shares"), each of which will represent a fractional interest in a share of a particular series of Preferred Stock.

The shares of any series of Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement ("Deposit Agreement") between United HealthCare and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million ("Depositary"). The applicable Prospectus Supplement will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will have a fractional interest in all the rights and preferences of the Preferred Stock underlying such Depositary Share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The Depositary Shares will be evidenced by depositary receipts issued under the Deposit Agreement ("Depositary Receipts"). If you purchase fractional interests in shares of the related series of Preferred Stock, you will receive Depositary Receipts as described in the applicable Prospectus Supplement. While the final Depositary Receipts are being prepared, United HealthCare may order the Depositary to issue temporary Depositary Receipts substantially identical to the final Depositary Receipts although not in final form. The holders of the temporary Depositary Receipts will be entitled to the same rights as if they held the Depositary Receipts in final form. Holders of the temporary Depositary Receipts can exchange them for the final Depositary Receipts at United HealthCare's expense.

WITHDRAWAL OF PREFERRED STOCK

If you surrender Depositary Receipts at the principal office of the Depositary (unless the related Depositary Shares have previously been called for redemption), you are entitled to receive at such office the number of shares of Preferred Stock and any money or other property represented by such Depositary Shares. United HealthCare will not issue partial Preferred Stock. If you deliver Depositary Receipts evidencing a number of Depositary Shares that represent more than a whole number of shares of Preferred Stock, the Depositary will issue to you a new Depositary Receipt evidencing such excess number of Depositary Shares at the same time that the Preferred Stock is withdrawn. Holders of shares of Preferred Stock received in exchange for Depositary Shares will no longer be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares in exchange for such Preferred Stock.

DIVIDENDS AND OTHER DISTRIBUTIONS

The Depositary will distribute all cash dividends or other cash distributions received with respect to the Preferred Stock to the record holders of Depositary Shares representing the Preferred Stock in proportion to the numbers of Depositary Shares owned by the holders on the relevant record date. The Depositary will distribute only the amount that can be distributed without attributing to any holder of Depositary Shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

If there is a distribution other than in cash, the Depositary will distribute property to the holders of Depositary Shares, unless the Depositary determines that it is not feasible to make such distribution. If this occurs, the Depositary may, with United HealthCare's approval, sell the property and distribute the net proceeds from the sale to the holders of Depositary Shares.

The Deposit Agreement will also contain provisions relating to how any subscription or similar rights offered by United HealthCare to holders of the Preferred Stock will be made available to the holders of Depositary Shares.

CONVERSION AND EXCHANGE

Unless otherwise specified in the applicable Prospectus Supplement, the series of Preferred Stock underlying the Depositary Shares will not be convertible or exchangeable into any other class or series of capital stock of United HealthCare.

REDEMPTION OF DEPOSITED PREFERRED STOCK

If the series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the redemption proceeds, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary will mail notice of redemption 30 to 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be redeemed at their addresses appearing in the Depositary's records.

The redemption price per Depositary Share will bear the same relationship to the redemption price per share of Preferred Stock that the Depositary Share bears to the underlying Preferred Stock. Whenever United HealthCare redeems Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing the Preferred Stock redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as determined by the Depositary.

After the date fixed for redemption, the Depositary Shares called for redemption will no longer be outstanding. When the Depositary Shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the Depositary Shares were entitled to receive upon such redemption. Such payments will be made when holders surrender their Depositary Receipts to the Depositary.

VOTING OF DEPOSITED PREFERRED STOCK

Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail information about the meeting contained in the notice to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to how the Preferred Stock underlying the holder's Depositary Shares should be voted.

The Depositary will try, if practical, to vote the number of Preferred Stock underlying the Depositary Shares according to the instructions received. United HealthCare will agree to take all action requested by and deemed necessary by the Depositary in order to enable the Depositary to vote the Preferred Stock in that manner. The Depositary will not vote any Preferred Stock for which it does not receive specific instructions from the holders of the Depositary Shares relating to such Preferred Stock.

TAXATION

Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the Preferred Stock represented by the Depositary Shares. Accordingly, for U.S. federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the Preferred Stock. In addition:

 . no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares as provided in the Deposit Agreement;

 . the tax basis of the Preferred Stock to an exchanging owner of Depositary
  Shares will, upon the exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged for such Preferred Stock; and

 . the holding period for the Preferred Stock, in the hands of an exchanging owner of Depositary Shares who held the Depositary Shares as a capital asset at the time of the exchange, will include the period that the owner held such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended by agreement between United HealthCare and the Depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by United HealthCare or the Depositary only if:

 . all outstanding Depositary Shares relating to the Deposit Agreement have been redeemed; or

 . there has been a final distribution on the Preferred Stock of the relevant series in connection with the liquidation, dissolution or winding up of United HealthCare and the distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

United HealthCare will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. United HealthCare will pay associated charges of the Depositary for the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the Deposit Agreement.

MISCELLANEOUS

United HealthCare will forward to the holders of Depositary Shares all reports and communications that it must furnish to the holders of the Preferred Stock.

Neither the Depositary nor United HealthCare will be liable if the Depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. United HealthCare's obligations and the Depositary's obligations under the Deposit Agreement will be limited to performance in good faith of duties set forth in the Deposit Agreement. Neither the Depositary nor United HealthCare will be obligated to prosecute or defend any legal proceeding connected with any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished to United HealthCare and/or the Depositary. United HealthCare and the Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The Depositary may resign at any time by delivering notice to United HealthCare. United HealthCare may also remove the Depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

                       DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the Securities Warrants (as defined below). The Prospectus Supplement will describe the specific terms of the Securities Warrants offered through that Prospectus Supplement and any general terms outlined in this section that will not apply to those Securities Warrants.

United HealthCare may issue warrants for the purchase of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock,

Depositary Shares or Common Stock ("Securities Warrants"). Securities Warrants may be issued alone or together with Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock offered by any Prospectus Supplement and may be attached to or separate from those securities. Each series of Securities Warrants will be issued under Securities Warrant Agreements between United HealthCare and a bank or trust company, as warrant agent ("Securities Warrant Agent"), which will be described in the applicable Prospectus Supplement. The Securities Warrant Agent will act solely as an agent of United HealthCare in connection with the Securities Warrants and will not act as an agent or trustee for any holders or beneficial holders of Securities Warrants.

This section summarizes certain terms and provisions of the Securities Warrant Agreements and Securities Warrants. The summary is not complete. You should read the applicable forms of Securities Warrant Agreement and Securities Warrant Certificate (as defined below) for additional information before you buy any Securities Warrants.

The forms of Securities Warrant Agreements and the certificates representing the Securities Warrants ("Securities Warrant Certificates") have been filed as exhibits to the registration statement.

GENERAL

If United HealthCare offers Securities Warrants, the applicable Prospectus Supplement will describe their terms. If Securities Warrants for the purchase of Senior Debt Securities or Subordinated Debt Securities are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following if applicable:

 . the offering price;

 . the currencies in which such Securities Warrants are being offered;

 . the designation, aggregate principal amount, currencies, denominations and terms of the series of the Senior Debt Securities or Subordinated Debt Securities that can be purchased if a holder exercises such Securities Warrants;

 . the designation and terms of any series of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares with which such Securities Warrants are being offered and the number of Securities Warrants offered with each Senior Debt Security, Subordinated Debt Security, share of Preferred Stock, Depositary Share or share of Common Stock;

 . the date on and after which the holder of such Securities Warrants can transfer them separately from the related Common Stock or series of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares;

 . the principal amount of the series of Senior Debt Securities or Subordinated
  Debt Securities that can be purchased if a holder exercises such Securities Warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

 . the date on which the right to exercise such Securities Warrants begins and the date on which such right expires;

 . United States federal income tax consequences; and

 . any other terms of such Securities Warrants.

Securities Warrants for the purchase of Senior Debt Securities and Subordinated Debt Securities will be in registered form only.

If Securities Warrants for the purchase of Preferred Stock, Depositary Shares or Common

Stock are offered, the applicable Prospectus Supplement will describe the terms of such
Securities Warrants, including the following where applicable:

 . the offering price;

 . the total number of shares that can be purchased if a holder of such Securities Warrants exercises them and, in the case of Securities Warrants for Preferred Stock or Depositary Shares, the designation, total number and terms of the series of Preferred Stock that can be purchased upon exercise or that are underlying the Depositary Shares that can be purchased upon exercise;

 . the designation and terms of the series of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares with which such Securities Warrants are being offered and the number of Securities Warrants being offered with each Senior Debt Security, Subordinated Debt Security, share of Preferred Stock, Depositary Share or share of Common Stock;

 . the date on and after which the holder of such Securities Warrants can transfer them separately from the related Common Stock or series of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares;

 . the number of shares of Preferred Stock, Depositary Shares or shares of Common Stock that can be purchased if a holder exercises such Securities Warrant and the price at which such Preferred Stock, Depositary Shares or Common Stock may be purchased upon each exercise;

 . the date on which the right to exercise such Securities Warrants begins and the date on which such right expires;

 . United States federal income tax consequences; and

 . any other terms of such Securities Warrants.

Securities Warrants for the purchase of Preferred Stock, Depositary Shares or Common Stock will be in registered form only.

A holder of Securities Warrant Certificates may (1) exchange them for new certificates of different denominations, (2) present them for registration of transfer and (3) exercise them at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Until any Securities Warrants to purchase Senior Debt Securities or Subordinated Debt Securities are exercised, the holder of such Securities Warrants will not have any of the rights of Holders of the Senior Debt Securities or Subordinated Debt Securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying Senior Debt Securities or Subordinated Debt Securities or to enforce covenants in the applicable indenture. Until any Securities Warrants to purchase Preferred Stock, Depositary Shares or Common Stock are exercised, holders of such Securities Warrants will not have any rights of holders of the underlying Preferred Stock, Depositary Shares or Common Stock, including any right to receive dividends or to exercise any voting rights.

EXERCISE OF SECURITIES WARRANTS

Each holder of a Securities Warrant is entitled to purchase the principal amount of Senior Debt Securities or Subordinated Debt Securities or number of shares of Preferred Stock, Depositary Shares or shares of Common Stock, as the case may be, at the exercise price described in the applicable Prospectus Supplement. After the close of business on the day when the right to exercise terminates (or a later date if United HealthCare extends the time for exercise), unexercised Securities Warrants will become void.

A holder of Securities Warrants may exercise them by following the general procedure outlined below:

 . delivering to the Securities Warrant Agent the payment required by the applicable Prospectus Supplement to purchase the underlying security;

 . properly completing and signing the reverse side of the Securities Warrant
  Certificate representing the Securities Warrants; and

 . delivering the Securities Warrant Certificate representing the Securities
  Warrants to the Securities Warrant Agent within five business days of the Securities Warrant Agent receiving payment of the exercise price.

If you comply with the procedures described above, your Securities Warrants will be considered to have been exercised when the Securities Warrant Agent receives payment of the exercise price. After you have completed those procedures, United HealthCare will, as soon as practicable, issue and deliver to you the Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock that you purchased upon exercise. If you exercise fewer than all of the Securities Warrants represented by a Securities Warrant Certificate, a new Securities Warrant Certificate will be issued to you for the unexercised amount of Securities Warrants. Holders of Securities Warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

United HealthCare may amend or supplement a Securities Warrant Agreement without the consent of the holders of the applicable Securities Warrants if the changes are not inconsistent with the provisions of the Securities Warrants and do not materially adversely affect the interests of the holders of the Securities Warrants. United HealthCare and the Securities Warrant Agent may also modify or amend a Securities Warrant Agreement and the terms of the Securities Warrants if a majority of the then outstanding unexercised Securities Warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the Securities Warrants may be made without the consent of each holder affected by the modification or amendment.

COMMON STOCK WARRANT ADJUSTMENTS

Unless the applicable Prospectus Supplement states otherwise, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be adjusted in the manner set forth in the applicable Prospectus Supplement if certain events occur, including:

 . if United HealthCare issues capital stock as a dividend or distribution on the Common Stock;

 . if United HealthCare subdivides, reclassifies or combines the Common Stock;

 . if United HealthCare issues rights or warrants to all holders of Common Stock entitling them (for a period expiring 45 days after the date fixed for determining the shareholders entitled to receive such rights or warrants) to purchase Common Stock at less than the current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants); or

 . if United HealthCare distributes to all holders of Common Stock evidences of its
 indebtedness or its assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

Except as stated above, the exercise price and number of shares of Common Stock covered by a Common Stock Warrant will not be adjusted if United HealthCare issues Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase Common Stock or securities convertible into or exchangeable for Common Stock.

Holders of Common Stock Warrants may have additional rights under the following circumstances:

 . a reclassification or change of the Common Stock;

 . a consolidation or merger involving United HealthCare; or

 . a sale or conveyance to another corporation of all or substantially all of the property and assets of United HealthCare.

If one of the above transactions occurs and holders of United HealthCare's Common Stock are entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled to receive upon exercise of their Common Stock Warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their Common Stock Warrants immediately before the transaction.

                               DESCRIPTION OF THE
                              PREFERRED SECURITIES

GENERAL

This section describes the general terms and provisions of the Preferred Securities that may be offered by this Prospectus. The Prospectus Supplement will describe the specific terms of the series of the Preferred Securities offered under that Prospectus Supplement and any general terms outlined in this section that will not apply to those Preferred Securities.

The Trust Agreement of each Trust authorizes the Administrative Trustees to issue on behalf of such Trust one series of Preferred Securities and one series of Common Securities containing the terms described in a Prospectus Supplement. The proceeds from the sale of the Preferred Securities and Common Securities will be used by each Trust to purchase a series of Junior Subordinated Debt Securities from United HealthCare. The Junior Subordinated Debt Securities will be held in trust by the Property Trustee for your benefit and the benefit of the holder of the Common Securities.

Under the Guarantee, United HealthCare will agree to make payments of distributions and payments on redemption or liquidation with respect to the Preferred Securities, to the extent that the related Trust holds funds available therefor and has not made such payments. See "DESCRIPTION OF THE GUARANTEE."

The assets of each Trust available for distribution to you will be limited to payments received from United HealthCare under the Corresponding Junior Subordinated Debt Securities. If United HealthCare fails to make a payment on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have sufficient funds to make related payments, including distributions, on the Preferred Securities.

Each Guarantee, when taken together with United HealthCare's obligations under the Corresponding Junior Subordinated Debt Securities and the Junior Subordinated Indenture, the applicable Trust Agreement and the Expense Agreement (as defined below), will provide a full and unconditional guarantee of amounts due on the Preferred Securities issued by each Trust.

The Trust Agreement will be qualified as an indenture under the Trust Indenture Act.

The Preferred Securities will have the terms described in the applicable Trust Agreement or made part of such Trust Agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the Preferred Securities will mirror the terms of the Junior Subordinated Debt Securities held by each Trust.

Each Trust will redeem an amount of Preferred Securities equal to the amount of any Corresponding Junior Subordinated Debt Securities redeemed.

Specific terms relating to the Preferred Securities will be described in the applicable Prospectus Supplement, including:

 . the name of the Preferred Securities;

 . the dollar amount and number of Preferred Securities issued;

 . the annual distribution rate(s) (or method of determining such rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

 . the date from which distributions shall be cumulative;

 . the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the Preferred Securities shall be purchased or redeemed, in whole or in part;

 . the terms and conditions, if any, upon which the Junior Subordinated Debt
  Securities may be distributed to you by the Trusts;

 . any securities exchange on which the Preferred Securities may be listed;

 . whether the Preferred Securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for such global certificates and the specific terms of the depositary arrangements; and

 . any other relevant rights, preferences, privileges, limitations or restrictions of the Preferred Securities.

The Prospectus Supplement will also describe certain United States federal income tax considerations applicable to any offering of Preferred Securities.

REDEMPTION OR EXCHANGE

MANDATORY REDEMPTION. If any Corresponding Junior Subordinated Debt Securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the Property Trustee will use the proceeds from such repayment or redemption to redeem a Like Amount (as defined on page 44) of the Preferred Securities and Common Securities. The Property Trustee will give you at least 30 days' notice, but not more than 60 days' notice, before the Redemption Date (as defined below). The Preferred Securities and (unless there is a default under the Junior Subordinated Debt Securities) the Common Securities will be redeemed at a redemption price equal to the aggregate Liquidation Amount (as defined on page 45) of such Preferred Securities and Common Securities plus accumulated but unpaid distributions thereon to the date of redemption ("Redemption Date") and the related amount of the premium, if any, paid by United HealthCare ("Redemption Price") upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities. See "DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES-- Redemption."

If less than all of any series of Corresponding Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated, pro rata, to the redemption of the related Preferred Securities and the Common Securities.

United HealthCare may redeem any series of Corresponding Junior Subordinated Debt Securities:

 . on or after such date as may be specified in the applicable Prospectus
  Supplement, in whole at any time or in part from time to time;

 . at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (as defined on page 22); or

 . as may be otherwise specified in the applicable Prospectus Supplement.

DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES. United HealthCare may at any time terminate any Trust and, after satisfaction of the liabilities of creditors of such Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debt Securities relating to the Preferred Securities and Common Securities issued by such Trust to be distributed to you and the holders of the Common Securities in liquidation of the Trust.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION. If a Tax Event or Investment Company Event relating to a series of Preferred Securities and Common Securities shall occur and be continuing, United HealthCare may redeem the Corresponding Junior Subordinated Debt Securities in whole (but not in part). This will cause a mandatory redemption of all of the related Preferred Securities and Common Securities at the Redemption Price within 90 days following the occurrence of such Tax Event or Investment Company Event.

If a Tax Event or Investment Company Event relating to a series of Preferred Securities and Common Securities occurs and is continuing and United HealthCare elects not to redeem the Corresponding Junior Subordinated Debt Securities or to terminate the related Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to holders of such Preferred Securities and Common Securities as described above, such Preferred Securities and Common Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debt Securities.

"Additional Sums" means the additional amounts required to be paid so that the amount of distributions due and payable by a Trust on outstanding Preferred Securities and Common Securities shall not be reduced because of any additional taxes, duties and other governmental charges to which such Trust is subject because of a Tax Event.

"Like Amount" means:

 . with respect to a redemption of any series of Preferred Securities and Common
  Securities, Preferred Securities and Common Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed. The Like Amount will be allocated to the Common Securities and to the Preferred Securities based upon their relative Liquidation Amounts. The proceeds will be used to pay the Redemption Price of such Preferred Securities and Common Securities; and

 . with respect to a distribution of Corresponding Junior Subordinated Debt
  Securities to holders of any series of Preferred Securities and Common Securities, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the related Preferred Securities and Common Securities.

"Liquidation Amount" means, unless otherwise provided in the applicable Prospectus Supplement, $25 per Preferred Security and Common Security.

Once the liquidation date is fixed for any distribution of Corresponding Junior Subordinated Debt Securities for any series of Preferred Securities:

 . such series of Preferred Securities will no longer be deemed to be outstanding;

 . The Depository Trust Company, New York, New York ("DTC"), or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debt Securities to be delivered upon such distribution; and

 . certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debt Securities. Such certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees of the applicable Trust or their agent for transfer or reissuance.

The market prices for the Preferred Securities or the Corresponding Junior Subordinated Debt Securities cannot be assured. Accordingly, the Preferred Securities that you may purchase, or the Corresponding Junior Subordinated Debt Securities that you may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that you paid for the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

Preferred Securities redeemed on a Redemption Date shall be:

 . redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debt Securities; and

 . payable on each Redemption Date only to the extent that the related Trust has funds on hand available for the payment of such Redemption Price.

If notice of redemption is given, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to you. See "BOOK-ENTRY ISSUANCE." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the Redemption Price to you upon surrender of your certificates evidencing such Preferred Securities.

Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.

If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the Redemption Price, and such Preferred Securities will cease to be outstanding.

If a Redemption Date is not a business day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay). However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

If payment of the Redemption Price of the Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by United HealthCare pursuant to the Guarantee, then distributions on such Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date to the date such Redemption Price is actually paid. In this case the actual payment date will be the Redemption Date for purposes of calculating the Redemption Price.

Subject to applicable law (including, without limitation, federal securities law), United HealthCare or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender offer, in the open market or by private agreement.

Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debt Securities to holders of Preferred Securities shall be payable to the holders on the relevant record date. The record date shall be one business day prior to the relevant Redemption Date or liquidation date, as applicable. However, if the Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be at least 15 days prior to the Redemption Date or liquidation date.

If less than all of the Preferred Securities and Common Securities issued by a Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The Property Trustee will select the Preferred Securities to be redeemed on a pro rata basis not more than 60 days prior to the Redemption Date, by a method deemed fair and appropriate by it. The Property Trustee will promptly notify the registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed.

You will receive notice of any redemption at least 30 days but not more than 60 days before the Redemption Date at your registered address. Unless United HealthCare defaults in the payment of the Redemption Price on the Corresponding Junior Subordinated Debt Securities, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debt Securities or portions thereof (and distributions will cease to accrue on the related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

Payment of distributions on, and the Redemption Price of, each Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Preferred Securities and Common Securities. However, if an event of default under the Junior Subordinated Indenture shall have occurred and is continuing, no payment may be made on any of the Trust's Common Securities, unless all unpaid amounts on each of the Trust's outstanding Preferred Securities shall have been made or provided for in full.

If an event of default under the Junior Subordinated Indenture has occurred and is continuing, United HealthCare as holder of such Trust's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Trust Agreement until the effect of all such events of default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such events of default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on your behalf and not on behalf of United HealthCare as holder of the Trust's Common Securities, and only you and the other holders of Preferred Securities will have the right to direct the Property Trustee to act on your behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

Each Trust Agreement states that each Trust shall be automatically terminated upon the expiration of the term of such Trust and shall also be terminated on the first to occur of:

 . the bankruptcy, dissolution or liquidation of United HealthCare;

 . the distribution of a Like Amount of the Junior Subordinated Debt Securities directly to the holders of the Preferred Securities and Common Securities. For this distribution, United HealthCare must give at least 30 days written notice to the Junior Subordinated Trustees;

 . the redemption of all of the Preferred Securities and Common Securities of a Trust; and

 . a court order for the dissolution of a Trust is entered.

If dissolution of a Trust occurs as described in the first, second and fourth bullets above, the applicable Junior Subordinated Trustee shall liquidate such Trust as quickly as possible. After paying all amounts owed to creditors, the Junior Subordinated Trustee will distribute to the holders of the Preferred Securities and the Common Securities either:

 . a Like Amount of Junior Subordinated Debt Securities; or

 . if the distribution of the Junior Subordinated Debt Securities is determined by the Property Trustee not to be practical, cash assets equal to the aggregate Liquidation Amount per Preferred Security and Common Security specified in an accompanying Prospectus Supplement, plus accumulated and unpaid distributions thereon to the date of payment.

If a Trust cannot pay the full amount due on its Preferred Securities and Common Securities because insufficient assets are available for payment, then the amounts payable by such Trust on its Preferred Securities and Common Securities shall be paid pro rata. However, if an event of default under the Junior Subordinated Indenture has occurred and is continuing, the total amounts due on the Preferred Securities shall be paid before any distribution on the Common Securities.

EVENTS OF DEFAULT; NOTICE

The following are events of default under the Trust Agreements with respect to any series of Preferred Securities issued:

 . the occurrence of an event of default under the Junior Subordinated
  Indenture;

 . failure by the Property Trustee to pay any distribution when due and such failure continues for 30 days;

 . failure by the Property Trustee to pay any Redemption Price when due;

 . failure to perform in any material respect, any other covenant or warranty by the Junior Subordinated Trustees in a Trust Agreement for a period of 60 days after the defaulting Junior Subordinated Trustee receives notice from holders of at least 25% in aggregate principal amount of the outstanding Preferred Securities; or

 . certain events of bankruptcy or insolvency with respect to the Property
  Trustee, and the failure by United HealthCare to appoint a successor Property Trustee within 60 days of such bankruptcy or insolvency.

Within five business days after an event of default under the Trust Agreement known to the Property Trustee, the Property Trustee will notify you and the holders of the Common Securities, the Administrative Trustees and United HealthCare, unless such event of default has been cured or waived.

United HealthCare and the Administrative Trustees must file annually with the Property Trustee a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the applicable Trust Agreement.

If the Property Trustee fails to enforce its rights under a Trust Agreement or the Junior Subordinated Indenture to the fullest extent permitted by law, and subject to the terms of such Trust Agreement and the Junior Subordinated Indenture, you may sue United HealthCare, or seek other remedies, to enforce the Property Trustee's rights under such Trust Agreement or the Junior Subordinated Indenture with respect to Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of your Preferred Securities without first instituting a legal proceeding against the Property Trustee or any other person.

If any action under the Junior Subordinated Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the Junior Subordinated Debt Securities, holders of the same percentage of the Liquidation Amount of Preferred Securities may take such action if it is not taken by the Property Trustee. However, if United HealthCare fails to pay principal, premium or interest on the Junior Subordinated Debt Securities, you may sue United HealthCare, or seek other remedies, to collect your pro rata share of payments owed.

REMOVAL OF JUNIOR SUBORDINATED TRUSTEES

Unless an event of default under a Trust Agreement has occurred and is continuing, any Junior Subordinated Trustee may be removed and replaced at any time by United HealthCare. If an event of default under a Trust Agreement has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed or replaced by the holders of at least a majority in Liquidation Amount of the outstanding Preferred Securities. Only United HealthCare has the right to remove or replace the Administrative Trustees. No resignation or removal of any of the Junior Subordinated Trustees and no appointment of a successor Junior Subordinated Trustee shall be effective until the acceptance of appointment by the successor Junior Subordinated Trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an event of default under a Trust Agreement has occurred and is continuing, the holder of the Common Securities and the Administrative Trustees shall have the power:

 . to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of the trust property, or to act as separate Junior Subordinated Trustee of any trust property, in either case with the powers as may be provided in the instrument of appointment; and

 . to vest in such person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement.

If an event of default under a Trust Agreement has occurred and is continuing, only the Property Trustee may appoint a co-trustee or separate property trustee.

MERGER OR CONSOLIDATION OF JUNIOR SUBORDINATED TRUSTEES

If any of the Junior Subordinated Trustees merge, convert, or consolidate with or into another entity or sells its Trust operations to another entity, the new entity shall be the successor of such Junior Subordinated Trustee under each Trust Agreement, provided such corporation or other entity shall be qualified and eligible to be a Junior Subordinated Trustee.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or transfer or lease all or substantially all of its properties and assets to any other entity ("Merger Event"), except as described below. A Trust may, at United HealthCare's request, with the consent of the Administrative Trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another Trust provided that:

 . the successor entity either (1) expressly assumes all of the obligations of the Trust relating to the Preferred Securities or (2) substitutes for the Preferred Securities other securities with terms substantially similar to such Preferred Securities (successor securities) so long as the successor securities rank the same as the Preferred Securities for distributions and payments upon liquidation, redemption and otherwise;

 . United HealthCare expressly appoints a trustee of such successor entity who has the same powers and duties as the Property Trustee of such Trust with respect to the Junior Subordinated Debt Securities;

 . the successor securities are listed or will be listed on the same national securities exchange or other organization that the Preferred Securities are listed on;

 . the Merger Event does not cause the Preferred Securities or successor securities to be downgraded by any national statistical rating organization;

 . the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities or successor securities in any material way;

 . such successor entity has a purpose substantially similar to that of such Trust;

 . prior to the Merger Event, United HealthCare has received an opinion of counsel stating that:

 (i) such Merger Event does not adversely affect the rights of the holders of the Preferred Securities or any successor securities in any material way; and

 (ii) following the Merger Event, neither such Trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

 . United HealthCare owns all of the Common Securities of such successor entity and guarantees such successor entity's obligations under the successor securities in the same manner provided by the related Guarantee.

The Trusts and any successor entity must always be classified as grantor trusts for federal tax purposes unless all of the holders of the Preferred Securities approve otherwise.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

You have no voting rights except as discussed under "DESCRIPTION OF THE PREFERRED SECURITIES--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "DESCRIPTION OF THE GUARANTEE--Amendments and Assignment," and as otherwise required by law and the applicable Trust Agreement.

United HealthCare, the Property Trustee and the Administrative Trustees may amend each Trust Agreement without your consent:

 . to fix any ambiguity or inconsistency; or

 . to modify, eliminate or add provisions to the applicable Trust Agreement as shall be necessary to ensure that each Trust shall at all times be classified as a grantor trust for federal income tax purposes.

United HealthCare and the Administrative Junior Subordinated Trustees may amend each Trust Agreement for any other reason as long as the holders of at least a majority in aggregate liquidation amount of the Preferred Securities agree, and such Junior Subordinated Trustees receive an opinion of counsel which states that the amendment will not affect the applicable Trust status as a grantor trust for income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:

 . change the amount and/or timing or otherwise adversely affect the method of payment of any distribution or Liquidation Amount on the Preferred Securities or Common Securities;

 . restrict your right or the right of the Common Security holder to institute suit for enforcement of any distribution or Liquidation Amount on the Preferred Securities or Common Securities;

The changes described above require the approval of each holder of the Preferred Securities affected.

So long as Corresponding Junior Subordinated Debt Securities of a Trust are held by the Property Trustee of such Trust, the Junior Subordinated Trustees shall not:

 . direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Trustee or executing any trust or power conferred on the Junior Subordinated Trustee with respect to such Corresponding Junior Subordinated Debt Securities;

 . waive any past default under Section 513 of the Junior Subordinated
  Indenture;

 . cancel an acceleration of the principal of the Corresponding Junior
  Subordinated Debt Securities; or

 . agree to any change in the Junior Subordinated Indenture or such Corresponding Junior Subordinated Debt Securities, where the Junior Subordinated Trustees' approval is required, without obtaining the prior approval of the holders of at least a majority in the aggregate liquidation amount of all outstanding related Preferred Securities. However, if the Junior Subordinated Indenture requires the consent of each holder of Corresponding Junior Subordinated Debt Securities that is affected, then the Property Trustee must get approval of all holders of Preferred Securities.

The Junior Subordinated Trustees cannot change anything previously approved by you without getting you to approve the change. The Property Trustee shall notify you of any notice of default relating to the Corresponding Junior Subordinated Debt Securities.

In addition, prior to taking any of the foregoing actions, the Junior Subordinated Trustees must obtain an opinion of counsel stating that the Trust will continue to be classified as a grantor trust for federal income tax purposes.

As described in each Trust Agreement, the Property Trustee may hold a meeting to have you vote on a change or have you approve the change by written consent.

If your vote is taken or a consent is obtained, any Preferred Securities that are owned by United HealthCare, the Junior Subordinated Trustees or any affiliate of any of them shall, for purposes of the vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

The Preferred Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. The specific terms of the depositary arrangements with respect to a series of Preferred Securities will be described in the applicable Prospectus Supplement. See "BOOK-ENTRY ISSUANCE."

PAYMENT AND PAYING AGENTS

Payments in respect of the Preferred Securities shall be made to a depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any Trust's Preferred Securities are not held by a depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register.

Unless otherwise specified in the applicable Prospectus Supplement, the Paying Agent shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and United HealthCare. If the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and United HealthCare) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. No transfers of Preferred Securities called for redemption will be registered.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The Property Trustee will perform only such duties as are specifically set forth in each Trust Agreement. Upon an event of default under a Trust Agreement, the Property Trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs.

The Property Trustee is under no obligation to exercise any of the powers given it by the applicable Trust Agreement at your request unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

If no event of default under a Trust Agreement has occurred and is continuing, and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in applicable Trust Agreement or is unsure of the application of any provisions of the applicable Trust Agreement, and the matter is not one on which you are entitled to vote, then the Property Trustee shall:

 . take such action as is directed by United HealthCare; and

 . if not so directed, shall take such action as it deems advisable and in your best interests, and in the best interests of the holders of the Preferred Securities and Common Securities of the applicable Trust and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trusts in such a way that:

 . no Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or to be taxed as a corporation for federal income tax purposes;

 . the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of United HealthCare for federal income tax purposes.

In this connection, United HealthCare and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law or the certificate of trust of each Trust or each Trust Agreement, that United HealthCare and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes.

You have no preemptive or similar rights. A Trust may not borrow money, issue debt or mortgages, or pledge any of its assets.

GOVERNING LAW

Each Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                          DESCRIPTION OF THE GUARANTEE

GENERAL

United HealthCare will execute a Guarantee, for your benefit at the same time that a Trust issues the Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for your benefit.

United HealthCare will irrevocably agree to pay to you in full the Guarantee Payments (as defined below) as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert other than the defense of payment. The following payments, to the extent not paid by a Trust ("Guarantee Payments"), will be subject to the Guarantee:

 . any accumulated and unpaid distributions required to be paid on such Preferred Securities, to the extent that such Trust has funds available to make the payment;

 . the redemption price and all accrued and unpaid distributions to the date of redemption with respect to Preferred Securities called for redemption, to the extent that such Trust has funds available to make the payment; or

 . upon a voluntary or involuntary dissolution, winding up or liquidation of such Trust (other than in connection with a distribution of Corresponding Junior Subordinated Debt Securities to you or the redemption of all such Preferred Securities), the lesser of:

 (a) the aggregate of the Liquidation Amount specified in the Prospectus Supplement for each Preferred Security plus all accrued and unpaid distributions on the Preferred Securities to the date of payment; and

 (b) the amount of assets of such Trust remaining available for distribution to you.

Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Trust's obligations under the Preferred Securities, but will apply only to the extent that such related Trust has funds sufficient to make such payments, and is not a guarantee of collection.

No single document executed by United HealthCare related to the issuance of the Preferred Securities will provide for its full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Indenture and the Expense Agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under its Preferred Securities.

STATUS OF GUARANTEES

Each Guarantee will constitute an unsecured obligation of United HealthCare and will rank:

 . equally with the most senior Preferred Stock issued by United HealthCare after the date of this Prospectus and with any guarantee entered into by United HealthCare in respect of any preferred stock of any affiliate of United HealthCare;

 . subordinate and junior in right of payment to all other liabilities of United
  HealthCare; and

 . senior to the Common Stock.

Each Guarantee will rank equally with all Guarantees issued by United HealthCare. The Guarantee will constitute a guarantee of payment and not of collection (in other words you may sue United HealthCare, or seek other remedies, to enforce your rights under the Guarantee without first suing any other person or entity). Each Guarantee will be held for your benefit. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid by the Trust or upon distribution to you of the corresponding series of Junior Subordinated Debt Securities.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the Guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate Liquidation Amount of such outstanding Preferred Securities. A description of the manner in which approval may be obtained is described under "DESCRIPTION OF THE PREFERRED SECURITIES--Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee will be binding on United HealthCare's successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

An event of default under each Guarantee occurs if United HealthCare fails to make any of its required payments or perform its obligations under the Guarantee.

The holders of at least a majority in aggregate Liquidation Amount of the related Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee relating to the Guarantee or to direct the exercise of any trust or power given to the Guarantee Trustee under such Guarantee.

You may institute a legal proceeding directly against United HealthCare to enforce your rights under such Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

United HealthCare, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not United HealthCare is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The Guarantee Trustee, other than during the occurrence and continuance of an event of default by United HealthCare in the performance of any Guarantee, will only perform the duties that are specifically described in the Guarantee. After an event of default with respect to any Guarantee, the Guarantee Trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of its powers as described in the Guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF PREFERRED SECURITIES GUARANTEES

Each Guarantee will terminate once the related Preferred Securities are paid in full or upon distribution of the corresponding series of Junior Subordinated Debt Securities to you. Each Guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the Preferred Securities or such Guarantee.

GOVERNING LAW

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                             THE EXPENSE AGREEMENT

Pursuant to an Expense Agreement entered into by United HealthCare under each Trust Agreement (the "Expense Agreement"), United HealthCare will irrevocably and unconditionally guarantee, to each person or entity to whom the applicable Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of such Trust, other than such Trust obligations to you pursuant to the terms of the Preferred Securities or such other similar interests.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
                SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

Payments of distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds available for the payments) will be irrevocably guaranteed by United

HealthCare to the extent described under "DESCRIPTION OF THE GUARANTEE." No single document executed by United HealthCare in connection with the issuance of the Preferred Securities will provide for its full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of United HealthCare's obligations under the related Guarantee, the related Trust Agreement, the corresponding series of Junior Subordinated Debt Securities, the Junior Subordinated Indenture and the Expense Agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the related series of Preferred Securities.

If United HealthCare does not make payments on any series of Corresponding Junior Subordinated Debt Securities, the related Trust will not pay distributions or other amounts on the related Preferred Securities. The Guarantee does not cover payments of distributions when the related Trust does not have sufficient funds to pay such distributions. In such event, your remedy is to sue United HealthCare, or seek other remedies, to enforce your rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee.

SUFFICIENCY OF PAYMENTS

As long as United HealthCare makes payments of interest and other payments when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover the payment of distributions and other payments due on the related Preferred Securities, primarily because:

 . the aggregate principal amount of each series of Corresponding Junior
  Subordinated Debt Securities will be equal to the sum of the aggregate liquidation amount of the related Preferred Securities and Common Securities;

 . the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the related Preferred Securities;

 . United HealthCare shall pay for any and all costs, expenses and liabilities of such Trust except such Trust's obligations to holders of its Preferred Securities under such Preferred Securities; and

 . each Trust Agreement provides that the Trust will not engage in any activity that is not consistent with the limited purposes of such Trust.

Notwithstanding anything to the contrary in the Junior Subordinated Indenture, United HealthCare has the right to set-off any payment it is otherwise required to make thereunder with and to the extent United HealthCare has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

You may institute a legal proceeding directly against United HealthCare to enforce your rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Trust or any other person or entity.

A default or event of default under any Senior and Subordinated Debt of United HealthCare would not constitute a default or event of default under the Trust Agreements. However, in the event of payment defaults under, or acceleration of, Senior and Subordinated Debt of United HealthCare, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Corresponding Junior

Subordinated Debt Securities until such Senior and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute an event of default under the Trust Agreements.

LIMITED PURPOSE OF ISSUERS

Each Trust's Preferred Securities evidence a beneficial interest in such Trust, and each Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debt Security is that a holder of a Corresponding Junior Subordinated Debt Security is entitled to receive from United HealthCare the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of Preferred Securities is entitled to receive distributions from such Trust (or from United HealthCare under the applicable Guarantee) if and to the extent such Trust has funds available for the payment of such distributions.

RIGHTS UPON TERMINATION

Upon any voluntary or involuntary termination winding up or liquidation of any Trust involving a liquidation of the Corresponding Junior Subordinated Debt Securities held by such Trust, you will be entitled to receive, out of assets held by such Trust, the Liquidation Distribution in cash. See "DESCRIPTION OF THE PREFERRED SECURITIES--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of United HealthCare, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a subordinated creditor of United HealthCare, subordinated in right of payment to all Senior and Subordinated Debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of United HealthCare's common shareholders receive payments or distributions.

Since United HealthCare is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to you), your position and the position of a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to shareholders of United HealthCare in the event of liquidation or bankruptcy of United HealthCare are expected to be substantially the same.

                              BOOK-ENTRY ISSUANCE

DTC may act as securities depositary for all of the Preferred Securities and the Debt Securities, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Debt Securities. The Preferred Securities and the Debt Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates may be issued for the Preferred Securities of each Trust and the Debt Securities, representing in the aggregate the total number of such Trust's Preferred Securities or aggregate principal balance of Debt Securities, respectively, and will be deposited with DTC.

DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New

York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of Preferred Securities or Debt Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Debt Securities. Transfers of ownership interests in the Preferred Securities or Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Debt Securities, except in the event that use of the book-entry system for the Preferred Securities of such Trust or Debt Securities is discontinued.

DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Debt Securities. If less than all of the Preferred Securities of a Trust or the Debt Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Although voting with respect to the Preferred Securities or the Debt Securities is limited to the holders of record of the Preferred Securities or Debt Securities, in those instances in which a vote is required, neither DTC nor Cede & Co.

will itself consent or vote with respect to Preferred Securities or Debt Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Distribution payments on the Preferred Securities or the Debt Securities will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Trust thereof or United HealthCare, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Debt Securities at any time by giving reasonable notice to the relevant Trustee and United HealthCare. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Debt Security certificates representing such Preferred Securities or Debt Securities are required to be printed and delivered. United HealthCare, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Debt Securities under an indenture may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Debt Securities will be printed and delivered.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trusts and United HealthCare believe to be accurate, but the Trusts and United HealthCare assume no responsibility for the accuracy thereof. Neither the Trusts nor United HealthCare has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

United HealthCare may sell the securities (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The Prospectus Supplement will include the names of underwriters, dealers or agents retained. The Prospectus Supplement also will include the purchase price of the securities, United HealthCare's proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation, and any securities exchanges on which the securities may be listed.

The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended ("Securities Act"), and any discounts or commissions received by them from United HealthCare and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

United HealthCare may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, United HealthCare or its subsidiaries in the ordinary course of their businesses.

United HealthCare may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase securities from United HealthCare at the public offering price set forth in a Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions included in such Prospectus Supplement, and such Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

Unless the Prospectus Supplement states otherwise, all securities except for Common Stock will be new issues of securities with no established trading market. Any underwriters who purchase securities from United HealthCare for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. United HealthCare cannot give any assurance concerning the liquidity of the trading market for any securities.

                                 LEGAL MATTERS

Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for United HealthCare by David J. Lubben, Esq., General Counsel to United HealthCare, or his successor, and for the Trusts by special Delaware counsel to the Trusts.

                                    EXPERTS

The consolidated balance sheets as of December 31, 1997 and 1996, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, of United HealthCare incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, which is incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

With respect to the unaudited condensed interim financial information for the quarters ended March 31 and June 30, 1998 and 1997 of United HealthCare incorporated by reference in this Prospectus and elsewhere in the registration statement, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited condensed interim financial information because these reports are not "reports" or "parts" of the Prospectus or elsewhere in the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                               ----------------

You should rely only on the information incorporated by reference or provided in this Prospectus Supplement or the Prospectus. United HealthCare has not authorized anyone else to provide you with different information. Neither United HealthCare, the Trusts nor the underwriters are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $1,250,000,000

                         UNITED HEALTHCARE CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                               DEPOSITARY SHARES
                              SECURITIES WARRANTS

                                 UHC CAPITAL I
                                 UHC CAPITAL II
                                UHC CAPITAL III
                                 UHC CAPITAL IV

                              PREFERRED SECURITIES

                     Fully and Unconditionally Guaranteed,
                      as Described in this Prospectus, by

                         UNITED HEALTHCARE CORPORATION

                               ----------------

                                   PROSPECTUS

                               ----------------

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      SEC registration fee.......................................... $  291,900
      Accountants' fees and expenses................................     30,000
      Attorneys' fees and expenses..................................    100,000
      Trustee's and Depositary fees and expenses....................     25,000
      Printing and engraving expenses...............................     75,000
      State qualification fees and expenses.........................     25,000
      Rating agencies' fees.........................................    250,000
      Miscellaneous.................................................    203,100
                                                                     ----------
          Total..................................................... $1,000,000
                                                                     ==========

All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by United HealthCare.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding, by reason of the former or present official capacity (as defined) of such person, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or complete civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

United HealthCare's Bylaws provide for the indemnification of such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent of permitted by Section 302A.521 of the Minnesota Business Corporation Act.

United HealthCare maintains a standard policy of officers' and directors' insurance.

In the Underwriting Agreements, forms of which are filed as Exhibit 1.1 and 1.2 hereto, the Underwriters will agree to indemnify, under certain conditions, United HealthCare, its directors, certain of its officers and persons who control United HealthCare within the meaning of the Securities Act of 1933, as amended (the "Act") against certain liabilities.

ITEM 16. LIST OF EXHIBITS

  NUMBER                            DESCRIPTION
  ------                            -----------
 *1.1      Proposed form of Underwriting Agreement.
 *1.2      Proposed form of Underwriting Agreement with respect to the
           Preferred Securities (to be filed subsequently by Form 8-K).

  NUMBER                             DESCRIPTION
  ------                             -----------
 *4.1      Senior Indenture dated as of              between United
           HealthCare and The Bank of New York, as Senior Note Trustee.
 *4.2      Subordinated Indenture dated as of              between United
           HealthCare and The Bank of New York, as Subordinated Note
           Trustee.
 *4.3      Junior Subordinated Indenture dated          , 1998 between
           United HealthCare and The Bank of New York, as Debenture
           Trustee.
  4.4      Certificate of Trust of UHC Capital I.
  4.5      Certificate of Trust of UHC Capital II.
  4.6      Certificate of Trust of UHC Capital III.
  4.7      Certificate of Trust of UHC Capital IV.
  4.8      Trust Agreement, with respect to UHC Capital I, dated October
           20, 1998, between United HealthCare, The Bank of New York as
           Property Trustee and Debenture Trustee and the Administrative
           Trustees named therein.
  4.9      Trust Agreement, with respect to UHC Capital II, dated October
           20, 1998, between United HealthCare, The Bank of New York as
           Property Trustee and Debenture Trustee and the Administrative
           Trustees named therein.
  4.10     Trust Agreement, with respect to UHC Capital III dated October
           20, 1998, between United HealthCare, The Bank of New York as
           Property Trustee and Debenture Trustee and the Administrative
           Trustees named therein.
  4.11     Trust Agreement, with respect to UHC Capital IV, dated October
           20, 1998, between United HealthCare, The Bank of New York as
           Property Trustee and Debenture Trustee and the Administrative
           Trustees named therein.
 *4.12     Form of Amended and Restated Trust Agreement.
 *4.13     Form of Senior Debt Security (included as part of Exhibit
           4.1).
 *4.14     Form of Subordinated Debt Security (included as part of
           Exhibit 4.2).
 *4.15     Form of Preferred Security Certificate (included as part of
           Exhibit 4.12).
 *4.16     Form of Junior Subordinated Debt Security (included as part of
           Exhibit 4.3).
 *4.17     Form of Guarantee Agreement.
 *4.18     Proposed Form of Certificate of Designation.
 *4.19     Form of Deposit Agreement.
 *4.20     Form of Depositary Receipt (included as part of Exhibit 4.19).
 *4.21     Form of Common Stock Warrant Agreement.
 *4.22     Form of Common Stock Warrant Certificate (included as part of
           Exhibit 4.20).
 *4.23     Form of Preferred Stock Warrant Agreement.
 *4.24     Form of Preferred Stock Warrant Certificate (included as part of Exhibit 4.23).
 *4.24     Form of Debt Securities Warrant Agreement.
 *4.25     Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.24).

  NUMBER                             DESCRIPTION
  ------                             -----------
   4.26    Second Restated Articles of Incorporation of United
           HealthCare. (Incorporated by referenced to Exhibit 3(a) to
           United HealthCare's Annual Report on Form 10-K for the year ended December 31, 1996).
   4.27    Certificate of Designations for United HealthCare's 5.75%
           Series A Convertible Preferred Stock. (Included in Exhibit
           4.26).
   4.28    Restated Bylaws, as amended, of United HealthCare.
           (Incorporated by reference to Exhibit 3(b) to United
           HealthCare Annual Report on Form 10-K for the year ended
           December 31, 1997).
  *5.1     Opinion and consent of David J. Lubben, General Counsel of
           United HealthCare as to the legality of the Debt Securities,
           Preferred Stock and Guarantees to be issued by United
           HealthCare.
  *5.2     Opinion of special Delaware counsel as to the legality of the
           Preferred Securities to be issued by UHC Capital I, UHC
           Capital II, UHC Capital III and UHC Capital IV.
  12.1     Computation of ratio of earnings to fixed charges.
  12.2     Computation of ratio of earnings to fixed charges and
           preferred stock dividends.
  15.1     Letter re unaudited interim financial information.
  23.1     Consent of Arthur Andersen LLP.
 *23.2     Consent of David J. Lubben, General Counsel of United
           HealthCare (included as part of Exhibit 5.1).
 *23.3     Consent of special Delaware counsel (included as part of
           Exhibit 5.2).
  24.1     Power of attorney from directors of United HealthCare signing by an attorney-in-fact.
 *25.1     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Senior Trustee and Subordinated Trustee under the
           Senior Indenture and the Subordinated Indenture, respectively.
 *25.2     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Junior Subordinated Indenture.
 *25.3     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated Trust
           Agreement of UHC Capital I.
 *25.4     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated Trust
           Agreement of UHC Capital II.
 *25.5     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated Trust
           Agreement of UHC Capital III.
 *25.6     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated Trust
           Agreement of UHC Capital IV.
 *25.7     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Preferred Securities of UHC
           Capital I.
 *25.8     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Preferred Securities of UHC
           Capital II.

  NUMBER                            DESCRIPTION
  ------                            -----------
 *25.9     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Preferred Securities of UHC
           Capital III.
 *25.10    Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Preferred Securities of UHC
           Capital IV.

--------
*  To be filed by Amendment.

ITEM 17. UNDERTAKINGS

Each of the undersigned registrants hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by United HealthCare pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Each of undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of United HealthCare's annual report pursuant to section

13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNETONKA, STATE OF MINNESOTA, ON OCTOBER 22 , 1998.

                                          UNITED HEALTHCARE CORPORATION

                                                  /s/ David J. Lubben
                                          By___________________________________
                                                David J. Lubben, Secretary

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON OCTOBER 22, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


        /s/ William W. McGuire              President, Chief Executive Officer and
___________________________________________   Director
            William W. McGuire                (principal executive officer)

         /s/ Arnold H. Kaplan               Chief Financial Officer (principal
___________________________________________   financial officer)
             Arnold H. Kaplan

        /s/ Gregory J. Springer             Chief Accounting Officer (principal
___________________________________________   accounting officer)
            Gregory J. Springer

                     *                      Director
___________________________________________
          William C. Ballard, Jr.

                                            Director
___________________________________________
             Richard T. Burke

                     *                      Director
___________________________________________
             James A. Johnson

                     *                      Director
___________________________________________
              Thomas H. Kean

                     *                      Director
___________________________________________
          Douglas W. Leatherdale

                     *                      Director
___________________________________________
             Walter F. Mondale

                     *                      Director
___________________________________________
             Mary O. Mundinger

                                            Director
___________________________________________
              Robert L. Ryan


                 SIGNATURE                                     TITLE
                 ---------                                     -----


                     *                      Director
___________________________________________
             William G. Spears

                     *                      Director
___________________________________________
             Gail R. Wilensky


       /s/ David J. Lubben
*By__________________________________
           David J. Lubben
         As Attorney-In-Fact

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, UHC CAPITAL I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNETONKA, AND STATE OF MINNESOTA, ON OCTOBER 22, 1998.

                                        UHC CAPITAL I

                                        By: UNITED HEALTHCARE CORPORATION,
                                           as Depositor

                                                   /s/ David J. Lubben
                                        By: ____________________________________
                                                David J. Lubben, Secretary

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, UHC CAPITAL II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNETONKA, AND STATE OF MINNESOTA, ON OCTOBER 22, 1998.

                                        UHC CAPITAL II

                                        By: UNITED HEALTHCARE CORPORATION,
                                           as Depositor

                                                   /s/ David J. Lubben
                                        By: ____________________________________
                                                David J. Lubben, Secretary

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, UHC CAPITAL III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNETONKA, AND STATE OF MINNESOTA, ON OCTOBER 22, 1998.

                                        UHC CAPITAL III

                                        By: UNITED HEALTHCARE CORPORATION,
                                           as Depositor

                                                   /s/ David J. Lubben
                                        By: ____________________________________
                                                David J. Lubben, Secretary

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, UHC CAPITAL IV CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNETONKA, AND STATE OF MINNESOTA, ON OCTOBER 22, 1998.

                                        UHC CAPITAL IV

                                        By: UNITED HEALTHCARE CORPORATION,
                                           as Depositor

                                                   /s/ David J. Lubben
                                        By: ____________________________________
                                                David J. Lubben, Secretary

                                 EXHIBIT INDEX

 NUMBER                             DESCRIPTION                            PAGE
 ------                             -----------                            ----
 *1.1      Proposed form of Underwriting Agreement......................
 *1.2      Proposed form of Underwriting Agreement with respect to the
           Preferred Securities (to be filed subsequently by Form 8-K)..
 *4.1      Senior Indenture dated as of              between United
           HealthCare and The Bank of New York, as Senior Note Trustee..
 *4.2      Subordinated Indenture dated as of              between
           United HealthCare and The Bank of New York, as Subordinated
           Note Trustee.................................................
 *4.3      Junior Subordinated Indenture dated          , 1998 between
           the Company and The Bank of New York, as Debenture Trustee...
  4.4      Certificate of Trust of UHC Capital I........................
  4.5      Certificate of Trust of UHC Capital II.......................
  4.6      Certificate of Trust of UHC Capital III......................
  4.7      Certificate of Trust of UHC Capital IV.......................
  4.8      Trust Agreement, with respect to UHC Capital I, dated October
           20, 1998, between United HealthCare, The Bank of New York as
           Property Trustee and Debenture Trustee and the Administrative
           Trustees named therein.......................................
  4.9      Trust Agreement, with respect to UHC Capital II, dated
           October 20, 1998, between United HealthCare, The Bank of New
           York as Property Trustee and Debenture Trustee and the
           Administrative Trustees named therein........................
  4.10     Trust Agreement, with respect to UHC Capital III dated
           October 20, 1998, between United HealthCare, The Bank of New
           York as Property Trustee and Debenture Trustee and the
           Administrative Trustees named therein........................
  4.11     Trust Agreement, with respect to UHC Capital IV, dated
           October 20, 1998, between United HealthCare, The Bank of New
           York as Property Trustee and Debenture Trustee and the
           Administrative Trustees named therein........................
 *4.12     Form of Amended and Restated Trust Agreement.................
 *4.13     Form of Senior Debt Security (included as part of Exhibit
           4.1).........................................................
 *4.14     Form of Subordinated Debt Security (included as part of
           Exhibit 4.2).................................................
 *4.15     Form of Preferred Security Certificate (included as part of
           Exhibit 4.12)................................................
 *4.16     Form of Junior Subordinated Debt Security (included as part of Exhibit 4.3)..............................................
 *4.17     Form of Guarantee Agreement..................................
 *4.18     Proposed Form of Certificate of Designation..................
  4.19     Form of Deposit Agreement....................................
  4.20     Form of Depositary Receipt (included as part of Exhibit
           4.19)........................................................

  NUMBER                            DESCRIPTION                            PAGE
  ------                            -----------                            ----
  *4.21    Form of Common Stock Warrant Agreement.......................
  *4.22    Form of Common Stock Warrant Certificate (included as part of
           Exhibit 4.20)................................................
  *4.23    Form of Preferred Stock Warrant Agreement....................
  *4.24    Form of Preferred Stock Warrant Certificate (included as part of Exhibit 4.23).............................................
  *4.24    Form of Debt Securities Warrant Agreement....................
  *4.25    Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.24).............................................
   4.26    Second Restated Articles of Incorporation of United
           HealthCare. (Incorporated by reference to Exhibit 3(a) to
           United HealthCare's Annual Report on Form 10-K for the year ended December 31, 1996).....................................
   4.27    Certificate of Designations for United HealthCare's 5.75%
           Series A Convertible Preferred Stock. (Included in Exhibit
           4.26)........................................................
   4.28    Restated Bylaws, as amended, of United HealthCare.
           (Incorporated by reference to Exhibit 3(b) to United
           HealthCare Annual Report on Form 10-K for the year ended
           December 31, 1997)...........................................
  *5.1     Opinion and consent of David J. Lubben, General Counsel of the Company as to the legality of the Debt Securities,
           Preferred Stock and Guarantees to be issued by United
           HealthCare...................................................
  *5.2     Opinion of special Delaware counsel as to the legality of the
           Preferred Securities to be issued by UHC Capital I, UHC
           Capital II, UHC Capital III and UHC Capital IV...............
  12.1     Computation of ratio of earnings to fixed charges............
  12.2     Computation of ratio of earnings to fixed charges and pre-
           ferred stock dividends.......................................
  15.1     Letter re unaudited interim financial information............
  23.1     Consent of Arthur Andersen LLP...............................
 *23.2     Consent of David J. Lubben, General Counsel of United
           HealthCare (included as part of Exhibit 5.1).................
 *23.3     Consent of special Delaware counsel (included as part of Ex-
           hibit 5.2)...................................................
  24.1     Power of attorney from directors of United HealthCare signing by an attorney-in-fact.......................................
 *25.1     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Senior Trustee and Subordinated Trustee under the Se-
           nior Indenture and the
           Subordinated Indenture, respectively.........................
 *25.2     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Junior Subordinated Indenture.......
 *25.3     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated Trust
           Agreement of UHC
           Capital I....................................................

  NUMBER                             DESCRIPTION                           PAGE
  ------                             -----------                           ----
 *25.4     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated Trust
           Agreement of UHC
           Capital II....................................................
 *25.5     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated Trust
           Agreement of UHC
           Capital III...................................................
 *25.6     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated Trust
           Agreement of UHC
           Capital IV....................................................
 *25.7     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Preferred Securities of UHC Capital I.......
 *25.8     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Preferred Securities of UHC Capital II......
 *25.9     Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Preferred Securities of UHC Capital III.....
 *25.10    Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Preferred Securities of UHC Capital IV......

--------
   *To be filed by Amendment.